UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SIGNET INTERNATIONAL HOLDINGS, INC.
(Exact Name of Small Business Issuer in its Charter)

DELAWARE	4833	16-1732674
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

205 Worth Avenue, Suite 316
Palm Beach, Florida 33480
(561) 832-2000
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Ernest W. Letiziano, Chief Executive Officer
205 Worth Avenue, Suite 316
Palm Beach, Florida 33480
(561) 832-2000
(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
GREGG E. JACLIN, ESQ.
ANSLOW & JACLIN, LLP
195 ROUTE 9, SUITE 204
MANALAPAN, NEW JERSEY 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class Of securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price	Proposed Maximum Aggregate Offering Price	Amount of Registration fee per share

Common Stock of par value, $.001 per share	479,700	$2.10	$1,007,370.00	$30.93

(1) The shares of our Common Stock being registered hereunder are being registered for resale by the selling securityholders named in the prospectus. In accordance with Rule 415, the number of shares being registered pursuant to the Investment Agreement with Dutchess Private Equities Fund, Ltd. is 479,700 representing approximately 1/3 of our 1,599,000 non-affiliate outstanding common shares issued and outstanding as of November 26, 2007.

(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the closing price of $2.10 on the OTC Bulletin Board on November 14, 2007.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED November 26, 2007

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

PROSPECTUS
SIGNET INTERNATIONAL HOLDINGS, INC.

479,700 SHARES
COMMON STOCK

This prospectus relates to the resale of up to 479,700 shares of our Common Stock, par value $0.001 per share (“Common Stock”) issuable to Dutchess Private Equities Fund, Ltd. (“Dutchess” or the “Selling Securityholder”).  The Selling Securityholders may sell their common stock from time to time at prevailing market prices.

 Our Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and is quoted on the over-the-counter market and prices are reported on the OTC Bulletin Board under the symbol “SIGN.” On November 14, 2007, the closing price as reported was $2.10.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE TO RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Signet International Holdings, Inc. does not have international operations.

The Date of This Prospectus Is: November 26, 2007

TABLE OF CONTENTS

SUMMARY INFORMATION	1
RISK FACTORS	4
USE OF PROCEEDS	9
SELLING SECURITY HOLDERS	9
PLAN OF DISTRIBUTION	11
LEGAL PROCEEDINGS	12
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	12
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	13
DESCRIPTION OF SECURITIES	14
INTEREST OF NAMED EXPERTS AND COUNSEL	16
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	16
ORGANIZATION WITHIN LAST FIVE YEARS	16
DESCRIPTION OF BUSINESS	16
MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	21
DESCRIPTION OF PROPERTY	25
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	26
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	26
EXECUTIVE COMPENSATION	27
FINANCIAL STATEMENTS	F-1

SUMMARY INFORMATION

We were incorporated in the State of Delaware under the name 51142 Inc. on February 2, 2005 as a blank check company to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. On July 8, 2005, pursuant to the terms of a Stock Purchase Agreement, Signet Entertainment Corporation, a Florida corporation, purchased all of our issued and outstanding common stock for cash consideration of $36,000. Subsequently, we changed our name to Signet International Holdings, Inc.

On September 8, 2005, pursuant to a Stock Purchase Agreement and Share Exchange by and among us, Signet Entertainment Corporation (“SIG”), and the shareholders of Signet Entertainment Corporation (“Shareholders”), we acquired all of the then issued and outstanding preferred and common shares of Signet Entertainment Corporation for a total of 3,421,000 common shares and 5,000,000 preferred shares of our stock which was issued to the Signet Entertainment Corporation shareholders. Pursuant to the agreement, SIG became our wholly owned subsidiary.

Our wholly owned subsidiary, SIG was incorporated on October 17, 2003 for the purpose of launching a Gaming and Entertainment Television Network. We expect to cover major Poker and Blackjack tournaments as well as other major high stakes casino games, although we - nor any of our partners - have not entered any formal agreements to do so The network will also cover other major sports events such as horse racing and selected global events which have a sports and entertainment format we believe will appeal to our viewers including: sports awards ceremonies; entertainment awards ceremonies; celebrity sports events; celebrity gaming events; and other interesting and newsworthy events, foreign and domestic,.

SIG’s largest source of revenue will come from advertising, specifically from various resorts and casinos, liquor and tobacco companies and sporting sites in North and South America, Europe, Asia and Africa. We will cover all of our events including poker and other casino tournaments via satellite and cable, once satellite and cable contracts have been executed. SIG will also realize income from infomercials and sports and entertainment programming that offer subject matter that are all-encompassing to the network’s format. SIG intends creating future programming to include “The Television Charity Channel” which will feature regularly scheduled weekly programming.

In order to launch its gaming and entertainment television network, SIG entered into agreements with Triple Play Media Management, Inc. (“Triple Play”) and Big Vision, Inc. (“Big Vision”). Pursuant to the agreements, Triple Play will operate our facilities and provide programming content while Big Vision will provide the equipment and technology to establish the production facility.

Triple Play has developed conceptual content as scripts or treatments. Production of this programming in contingent upon the funding we agreed. As such, Triple Play is not obligated to deliver this programming to us at any time certain. Triple Play has not yet made formal arrangements with any other domestic or foreign production company to uplink or to receive any programming. Further, Triple Play has not entered into any agreement with any casino business or entity, or any agreements to air any tournaments. Our agreement provides that with funding, Triple Play will organize, develop and operate a fully equipped production footprint (home base), and direct, produce and edit, gather and cover live newsworthy events from the Las Vegas area. With the use of modular (TV equipment truck), and satellite delivery systems, Triple Play will uplink the news reels and we will broadcasts these to other communities in the USA and abroad. Likewise, other production companies will be able to uplink their news reels to Triple Play.

In addition, to further the launch of our gaming and entertainment television network we purchased the exclusive rights to 20 titled half hour screen plays representing original programming from FreeHawk Productions, Inc. Each title will be delivered with an additional four ready for airing half hour episodes. These screen plays will constitute 100 half hour shows to be aired over our gaming and entertainment network. On August 19, 2006, by mutual agreement, Signet and Freehawk rescinded this agreement because the agreement called for the payment of funds and stock which we can not pay until such time as our shares are trading and we can receive additional financing. Therefore, the parties mutually agreed that the agreement was premature and therefore the agreement was rescinded without the payment of any cash or stock to Freehawk by us. We intend to enter into a restructured agreement, at such time as we are a public company and can raise the necessary capital. At this time, there are no discussions to restructure the agreement.

Furthermore, we intend to acquire Low-Powered Television (LPTV) stations as a means for distributing our programming to viewers. LPTV stations offer national advertisers highly defined audiences. The LPTV service was established by the Federal Communications Commission (FCC) in 1982 and was primarily intended to provide opportunities for locally oriented television service in small communities within larger urban areas. LPTV stations transmit on one of the standard VHF or UHF television channels. The distance at which a station can be viewed depends on a variety of factors such as: antenna height, transmitter power, transmitting antenna and the nature of the terrain. Generally LPTV stations span approximately 20 miles from their tower in all directions. We plan on targeting LPTV stations that are sanctioned by the Federal Communication Commission with current and clear license to operate and feature: Class A rating, high-distribution (high number of TV households), favorable market location, up-to-date equipment, tower delivery systems, and studio properties. We have not entered into any negotiations or agreements, preliminary or otherwise, to purchase such stations.

We are a developmental-stage company and have not yet commenced operations. We will require additional funds to implement our business plan. There is no assurance that the Company will be able to obtain additional funding through the sales of additional equity securities or that such funding, if available, will be obtained on terms favorable to or affordable by the Company.

No revenues have been generated to date. We expect limited revenues with our initial LPTV acquisitions increasing as we raise additional funds and acquired more stations. Therefore we will continue to operate on a reduced budget until such time as further funding becomes available. However, there can be no guarantee that we will ever generate any revenues. Please note that the only business acquisitions will be solely of LPTV stations or other broadcast properties and that we will not enter into any agreement that will result in a change of control.

Because we have no viable operations we are dependent upon significant shareholders to provide sufficient working capital to maintain the integrity of the corporate entity, our independent auditor has expressed substantial doubt about the company’s ability to continue as a going concern.

Signet International Holdings, Inc. does not have international operations.

THE OFFERING

COMMON SHARES OUTSTANDING PRIOR TO OFFERING
Common Stock, $0.001 par value	4,102,000

Common Stock Offered by Selling Securityholders	479,700

Use of Proceeds
We will not receive any proceeds from the sale by the Selling Securityholders of shares in this offering, except upon drawdowns made pursuant to the equity line. See “Item 4. Use of Proceeds.” However, we will receive proceeds from the exercise of the warrants which will be used to working capital.

Risk Factors	An investment in our common stock involves a high degree of risk and could result in a loss of your entire investment.

OTC Symbol	SIGN.OB

Executive Offices	Currently, our executive offices are located at 205 Worth Avenue, Suite 316 Palm Beach, Florida 33480, and our telephone number is (561) 832-2000.

TRANSACTION SUMMARY

TRANSACTION WITH DUTCHESS PRIVATE EQUITIES FUND, LTD

On November 5, 2007, we entered into an Investment Agreement (“Original Agreement”) with Dutchess Private Equities Fund, Ltd. (the “Investor”).    Pursuant to this Agreement, the Investor shall commit to purchase up to $10,000,000 of our common stock over the course of thirty-six (36) months. The amount that we shall be entitled to request from each purchase (“Puts”) shall be equal to, at our election, either (i) up to $250,000 or (ii) 200% of the average daily volume (U.S. market only) of the common stock for the three (3) trading days prior to the applicable put notice date, multiplied by the average of the three (3) daily closing bid prices immediately preceding the put date.

The put date shall be the date that the Investor receives a put notice of a draw down by us. The purchase price shall be set at ninety-four percent (93%) of the lowest closing bid price of the common stock during the pricing period. The pricing period shall be the five (5) consecutive trading days immediately after the put notice date. There are put restrictions applied on days between the put date and the closing date, which would be seven days following the put notice, with respect to that particular Put. During this time, we shall not be entitled to deliver another put notice.  Although cash received from each Put will increase our liquidity, the sale of our common stock to the Investor in accordance with the Agreement may have a dilutive impact on our shareholders. As a result, our net income per share could decrease in future periods and the market price of our common stock could decline.

In connection with the Agreement, we entered into a Registration Rights Agreement with the Investor (“Registration Agreement”). Pursuant to the Registration Agreement, we are obligated to file a registration statement with the Securities and Exchange Commission covering the shares of common stock underlying the Agreement within thirty (15) days after the November 5, 2007 execution of the Original Agreement. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within ninety (90) days after the November 5, 2007 execution of the Original Agreement. The Agreement does not impose any penalties on us for failure to meet either the 15 day or 90 day obligations; however, we shall endeavor to meet both such deadlines.

We agreed to pay the Investor $15,000 in cash for preparation of the Agreement and the Registration Agreement.

SUMMARY INFORMATION AND RISK FACTORS

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis and Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from December 31, 2006 and December 31, 2005 are derived from our December 31, 2006 audited financial statements. The statement of operations and balance sheet data for the three months ended September 30, 2007 were derived from our unaudited financial statements for the period ended September 30, 2007.

Summary Financial Data

You should read the following summary financial data together with our financial statements and related notes appearing at the end of this prospectus and the ‘‘Management’s Discussion and Analysis’’ and ‘‘Risk Factors’’ sections included elsewhere in this prospectus.

The summary financial data set forth below for the nine months ending September 30, 2007 and September 30, 2006 are derived from, and are qualified by reference to, our unaudited financial statements included elsewhere in this prospectus.

The summary financial data set forth below for the year ending December 31, 2006 are derived from, and are qualified by reference to, our financial statements that have been audited by S. W. Hatfield, CPA, our independent registered public accounting firm, and are included elsewhere in this prospectus.

Historical results are not necessarily indicative of future results.

	For the nine months ended September 30		For the year ended December 31
	2007 (unaudited)	2006 (unaudited)	2006 (audited)	2005 (audited)
STATEMENT OF OPERATIONS

Revenues	$-	$-	$-	$-
Total Expenses	218,105	483,762	516,816	227,203
Net Loss	(218,105)	(488,198)	(521,252)	(231,767)
Net Loss Per Share	(0.05)	(0.12)	(0.13)	(0.07)

	As of September 30		As of December 31
BALANCE SHEET DATA	2007 (unaudited)	2006 (unaudited)	2006 (audited)	2005 (audited)

Cash	$73,417	$170,947	$153,847	$401,370
Total Current Assets	73,417	170,947	153,847	401,370
Total Current Liabilities	449,423	315,134	331,088	272,359
Working Capital (Deficiency)	(376,006)	(144,187)	(177,201)	129,011
Stockholders’ Equity (Deficiency)	3,556,243	(144,187)	(177,201)	129,011

Where You Can Find Us

Our corporate offices are located at 205 Worth Avenue, Suite 316, Palm Beach, Florida 33480. Our telephone number is (561) 832-2000.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to us and not to the selling stockholders.

Risks Relating to our Business

We have a limited operating history that you can use to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company.

We were incorporated in Delaware on February 2, 2005 as a blank check company to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Our wholly owned subsidiary, SIG was incorporated on October 17, 2003 for the purpose of launching a Gaming and Entertainment Television Network. We have no significant assets or financial resources. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

We have a history of operating losses and there can be no assurances we will be profitable in the future.

We have a history of operating losses, expect to continue to incur losses, and may not be profitable in the near future. We had net losses of $923,935 since our inception. We intend to continue to fund operations through additional debt and equity financing arrangements that may not be sufficient to fund our capital expenditures, working capital, and other cash requirements for the year ending December 31, 2006.

The successful outcome of future financing activities cannot be determined at this time and there are no assurances that if achieved, we will have sufficient funds to execute our intended business plan or generate positive operational results.

Our auditor has expressed substantial doubt as to our ability to continue as a going concern

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has not generated any revenue to date. We have incurred net losses of $1, 142, 000. If we cannot generate sufficient revenues from our operations, we may not be able to implement our business plan and may be forced to cease our business activities.

We may require additional funds to achieve our current business strategy and our inability to obtain additional financing will inhibit our ability to expand our business operations.

We may need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. The financing we need may not be available when needed. Even if this financing is available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing will inhibit our ability to implement our development strategy, and as a result, could require us to diminish or suspend our development strategy..

If we are unable to hire and retain key personnel, then we may not be able to implement our business plan.

We believe that our growth and our future success will depend in large part upon our ability to continue to retain our Chief Executive Officer and to attract and retain other highly skilled senior management, finance and marketing personnel. The competition for qualified personnel is intense. We cannot assure you that we will be able to hire and retain qualified personnel. Failure to hire and retain such personnel could require us to diminish or suspend our development strategy.

Our industry is subject to regulation by the FCC and therefore we must comply with its rules and regulations in connection with the acquisition and operation of our stations. Failure to comply with these rules could result in the loss of licenses we may acquire in the future and/or disapproval of our proposed acquisitions.

The broadcasting industry is subject to regulation by the FCC pursuant to the Communications Act of 1934, as amended (the “Communications Act”). Approval by the FCC is required for the issuance, renewal and assignment of station operating licenses and the transfer of control of station licensees. Although the Company does not currently hold an FCC license, in the event that it acquires or is granted an FCC license in the future, the Company’s business will be dependent upon its continuing to hold television broadcast licenses from the FCC, which licenses are issued for maximum terms of eight years. While in the vast majority of cases such licenses are renewed by the FCC, there can be no assurance that we will be able to renew the licenses it acquires or is granted at their expiration dates. If such licenses were not renewed or acquisitions approved, we may lose revenue that we otherwise could have earned.

Although we do not currently own any broadcast properties, our business plan contemplates that we may acquire such properties through acquisition of LPTV stations. Based on same, Federal regulation of the broadcasting industry will limit our operating flexibility, which may affect our ability to generate revenue or reduce our costs in the event we acquire such broadcast properties. In addition, Congress and the FCC currently have under consideration, and may in the future adopt, new laws, regulations and policies regarding a wide variety of matters (including technological changes) that could, directly or indirectly, materially and adversely affect our ability to acquire broadcast properties and the operation and ownership of such broadcast properties. New federal legislation may limit our ability to conduct our business in ways that we believe would be advantageous and may thereby negatively affect our operating results and strategic decisions.

The entertainment industry, and particularly the television industry, is a highly competitive commerce and if we cannot compete effectively or adapt to changes in our industry, we may be unable to execute our business plan.

The entertainment industry, and particularly the television industry, is a highly competitive commerce. Currently this industry is undergoing an aggressive period of mergers and acquisitions. Once our presence is recognized, we will experience potential competitors who have greater financial, marketing, programming and broadcasting resources than we do.

The markets in which we have targeted to acquire are also in a constant state of change arising from, among other things, technological improvements and economic and regulatory developments. Technological innovation and the resulting proliferation of television entertainment, such as cable television, wireless cable, satellite-to-home distribution services, pay-per-view and home video and entertainment systems, have fractionalized television viewing audiences and have subjected free over-the-air television broadcast stations to increased competition. We may not be able to compete effectively or adjust our business plans to meet changing market conditions. We are unable to predict what form of competition will develop in the future, the extent of the competition or its possible effects on our businesses.

The loss of Ernest W. Letiziano, our sole officer and director, could adversely affect our ability to remain competitive.

We believe that the success of our business strategy and our ability to operate profitably depends on the continued employment of our Ernest W. Letiziano, our sole officer and director. If Mr. Letiziano becomes unable or unwilling to continue in his present positions, our business and financial results could be materially adversely affected. At the present time, Mr. Letiziano devotes approximately 40 hours per week to the business affairs of the company. The loss of his services may prevent us from implementing our business plan. In the event that we cannot implement our business plan, we may not ever generate revenue and may be forced to cease our operations.

Our existing large stockholders have significant control over us and may prevent you from causing a change in the course of our operations and may affect the market price of our common stock.

Ernest W. Letiziano, Hope Hillabrand, Richard Grad, and Tom Donaldson beneficially own approximately 60% of our common stock. Accordingly, for as long as Mr. Letiziano, Ms. Hillabrand, Mr. Grad, and Mr. Donaldson continue to own more than 50% of our common stock, they will be able to elect our entire board of directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations. Therefore, regardless of the number of our common shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is limited. This concentration of ownership could result in a reduction in value to the common shares you own because of the ineffective voting power, and could have the effect of preventing us from undergoing a change of control in the future.

It is possible that we may have potential legal liability under the federal securities laws for the public disclosure of exhibits 99.1 and 99.2 to Form SB-2 filed June 2, 2006; and if it is so determined, we may be subject to civil penalties and other sanctions.

It is possible that we may have potential legal liability under the federal securities laws for the public disclosure of exhibits 99.1 and 99.2 to Form SB-2 filed June 2, 2006, as the information disclosed in such exhibits may not be consistent with the type of projection information allowed under Item 10 of Regulation S-B of the Securities and Exchange Commission. If it is determined that the information in exhibits 99.1 and 99.2 is the type of information generally not permitted to be made publicly available, then we may be subject to a claim of rescission by shareholders relying upon such information under the Securities Exchange Act as well as remedial sanctions. Such sanctions could include the payment of disgorgement, prejudgment interest and civil penalties. We may also be subject to prejudgment interest on such amount as well as civil penalties in amount that would have to be determined by the court.

We are not aware of any pending claims for sanctions against us based upon such possibly impermissible disclosures. Nevertheless, it is possible that it could be determined that such information was impermissibly disclosed and that we are subject to sanctions and possible civil penalties. This claim, if successful, would significantly exceed our cash reserves and require us to borrow funds and would materially and adversely affect our results of operations and financial condition. Therefore, these claims would have a significant impact on us and could force us to consider bankruptcy or a similar alternative.

Risks Relating to this Offering

EXISTING STOCKHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION FROM THE SALE OF OUR COMMON STOCK PURSUANT TO THE INVESTMENT AGREEMENT.

The sale of our common stock to Dutchess Private Equities Fund, Ltd. in accordance with the Investment Agreement may have a dilutive impact on our shareholders.  As a result, our net income per share could decrease in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put option, the more shares of our common stock we will have to issue to Dutchess Private Equities Fund, Ltd. in order to drawdown on the Equity Line. If our stock price decreases, then our existing shareholders would experience greater dilution.

The perceived risk of dilution may cause our stockholders to sell their shares, which would contribute to a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

DUTCHESS PRIVATE EQUITIES FUND, LTD WILL PAY LESS THAT THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK WHICH COULD CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.

Our  common  stock to be issued  under the  Investment  Agreement  will be purchased at a six percent (7%)  discount  to the lowest  closing  bid price  during the five trading days immediately following our notice to Dutchess Private Equities Fund, Ltd. of our election to exercise our "put" right.  Dutchess Private Equities Fund, Ltd. has a financial incentive to sell our shares immediately upon receiving the shares to realize the profit between the discounted price and the market price. If Dutchess Private Equities Fund, Ltd. sells our shares, the price of our common stock may decrease.  If our stock price decreases, Dutchess Private Equities Fund, Ltd. may have a further incentive to sell such shares.  Accordingly, the discounted sales price in the Investment Agreement may cause the price of our common stock to decline.

EXISTING STOCKHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION FROM THE SALE OF OUR COMMON STOCK PURSUANT TO THE INVESTMENT AGREEMENT.

The sale of our common stock to Dutchess Private Equities Fund, Ltd. in accordance with the Investment Agreement may have a dilutive impact on our shareholders. As a result, our net income per share could decrease in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put option, the more shares of our common stock we will have to issue to Dutchess Private Equities Fund, Ltd. in order to drawdown on the Equity Line. If our stock price decreases, then our existing shareholders would experience greater dilution. At a stock price of $0.25 or less, we would have to issue approximately 40 million shares in order to drawdown on the full Equity Line.  Accordingly, we may be required to file one or more registration statements to cover all shares under the Equity Line.

The perceived risk of dilution may cause our stockholders to sell their shares, which would contribute to a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

WE ARE REGISTERING 479,700 SHARES OF COMMON STOCK TO BE ISSUED UNDER THE EQUITY LINE OF CREDIT.  THE SALE OF SUCH SHARES COULD DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

We are registering 479,700 shares of common stock under the registration statement of which this prospectus forms a part for issuance pursuant to the Equity Line of Credit.  The sale of these shares into the public market by Dutchess could depress the market price of our common stock.  As of November 26, 2007, there were 4,504,962 shares of common stock issued and 4,102,000 shares of our common stock  and outstanding.

THERE MAY NOT BE SUFFICIENT TRADING VOLUME IN OUR COMMON STOCK TO PERMIT US TO GENERATE ADEQUATE FUNDS FROM THE EXERCISE OF OUR PUT.

The Investment Agreement provides that the dollar value that we will be permitted to put to Dutchess will be our choice of either: (A) 200% of the average daily volume in the US market of the common stock for the ten trading days prior to the notice of our put, multiplied by the average of the three daily closing bid prices immediately preceding the date of the put, or (B) $250,000.   Based on the formula in the Investment Agreement, however, it is possible that we would only be permitted to exercise a put for $250,000, as there may not be sufficient trading volume in our common stock to permit us to draw down more than $250,000 per each put.  Being unable to draw down on the full $10,000,000 financing which may not provide adequate funding for our planned operations.

NONE OF THE COMPANY'S OFFICERS, DIRECTORS, INSIDERS, AFFILIATES OR OTHER RELATED PARTIES MAY SELL ANY SHARES OF COMMON STOCK FOR FIVE TRADING DAYS AFTER A PUT NOTICE IS DELIVERED AND THEREFORE ADDITIONAL CAPITAL RAISING ACTIVITIES WILL BE LIMITED.

None of our officers, directors, insiders, affiliates or other related parties may sell any shares of common stock for five trading days after a put notice is delivered.  Based on this restriction, our additional capital raising activities will be limited.

AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT, WE HAVE AGREED TO MAKE LATE PAYMENTS TO THE INVESTOR FOR LATE ISSUANCE OF SECURITIES AFTER THE SEVEN DAYS FOLLOWING DELIVERY OF A PUT NOTICE.  WE MUST MAKE ANY PAYMENTS INCURRED IN IMMEDIATELY AVAILABLE FUNDS UPON DEMAND BY THE INVESTOR. NOTHING HEREIN SHALL LIMIT THE INVESTOR’S RIGHT TO PURSUE ACTUAL DAMAGES FOR OUR POTENTIAL FAILURE TO ISSUE AND DELIVER THE SECURITIES TO THE INVESTOR, EXCEPT THAT SUCH LATE PAYMENTS SHALL OFFSET ANY SUCH ACTUAL DAMAGES INCURRED BY THE INVESTOR.

After the effective date of the registration statement, we have agreed to make late payments to the investor for late issuance of securities after the seven days following delivery of a put notice.  As such, if we are late in the issuance of securities in accordance with the put notice, we will be subject to late payments.  The following sets forth the exact amount of the late payment based upon the number of days late and the value of the common stock.

LATE PAYMENT FOR EACH NO. OF DAYS LATE	$10,000 WORTH OF COMMON STOCK
1	$100
2	$200
3	$300
4	$400
5	$500
6	$600
7	$700
8	$800
9	$900
10	$1,000
Over 10	$1,000 + $200 for each
Business Day late beyond 10 days

IF THE COMPANY FAILS TO DELIVER ANY PORTION OF THE SHARES OF THE PUT TO THE INVESTOR AND THE INVESTOR’S PURCHASES, IN AN OPEN MARKET TRANSACTION OR OTHERWISE, SHARES OF COMMON STOCK NECESSARY TO MAKE DELIVERY OF SHARES WHICH WOULD HAVE BEEN DELIVERED IF THE FULL AMOUNT OF THE SHARES TO BE DELIVERED TO THE INVESTOR BY THE COMPANY, THEN WE MUST PAY TO THE INVESTOR, IN ADDITION TO ANY OTHER AMOUNTS DUE TO INVESTOR PURSUANT TO THE PUT AND A OPEN MARKET ADJUSTMENT AMOUNT.

If the company fails to deliver any portion of the shares of the put to the investor and the investor’s purchases, in an open market transaction or otherwise, shares of common stock necessary to make delivery of shares which would have been delivered if the full amount of the shares to be delivered to the investor by the company, then we must pay to the investor, in addition to any other amounts due to investor pursuant to the put and a open market adjustment amount.  The "open market adjustment amount" is the amount equal to the excess, if any, of (x) the investor total purchase price (including brokerage commissions, if any) for the open market share purchase minus (y) the net proceeds (after brokerage commissions, if any) received by the investor from the sale of the put shares due.  We must pay the open market adjustment amount to the investor in immediately available funds within five (5) business days of written demand by the investor.  By way of illustration and not in limitation of the foregoing, if the investor purchases shares of common stock having a total purchase price (including brokerage commissions) of $11,000 to cover an open market purchase with respect to shares of common stock it sold for net proceeds of $10,000, the open market purchase adjustment amount which we will be required to pay to the investor will be $1,000.

OUR STOCK IS THINLY TRADED, AS A RESULT YOU MAY BE UNABLE TO SELL AT OR NEAR ASK PRICES OR AT ALL IF YOU NEED TO LIQUIDATE YOUR SHARES.

The shares of our common stock are thinly-traded on the OTC Bulletin Board, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.

As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained. Due to these conditions, we can give investors no assurance that they will be able to sell their shares at or near ask prices or at all if you need money or otherwise desire to liquidate their shares.

OUR STOCK PRICE MAY DECREASE DUE TO OUR MARKET CAP BASED ON THE FUTURE ISSUANCES OF ADDITIONAL SHARES OF COMMON OR PREFERRED STOCK.

Our Articles of Incorporation authorize the issuance of one hundred million (100,000,000) shares of common stock. As of November 26, 2007, we had 4,504,962 shares of common stock issued and 4,102,000 shares of common stock outstanding. As such, our Board of Directors has the power, without shareholder approval, to issue up to 95,848,000 shares of common stock. The issuance of such shares will dilute the shares held by the current shareholders. In addition, our articles of incorporation also provide that we are authorized to issue up to 50,000,000 shares of blank check preferred stock with a par value of $.001 per share. “Blank Check” means that the rights and preferences of the preferred shares have not been determined. As of the date of this prospectus, there are 5,000,000 shares of preferred stock issued and outstanding.

Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock and with such relative rights, privileges, preferences and restrictions that the Board may determine. Any issuance of preferred stock will dilute the voting power or other rights of the holders of common stock. If preferred shares are issued it may impact our decision to issue dividends since this may increase the number of dividends that we would be issuing. In addition, it is possible that the Board of Directors may determine that the preferred shares will have rights and preferences, including dividend rights, over the common stockholders.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders. However, whenever Dutchess sells shares issued under the equity line we will have received proceeds when we originally put such shares to the Investor.  The proceeds received from any “Puts” tendered to Dutchess under the Equity Line of Credit will be used for payment of general corporate and operating expenses.

SELLING SECURITY HOLDERS

We agreed to register for resale shares of common stock by the selling securityholders listed below. The selling securityholders may from time to time offer and sell any or all of their shares that are registered under this prospectus. The selling securityholders, and any participating broker-dealers are “underwriters” within the meaning of the Securities Act of 1933, as amended. All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling securityholders in connection with the sales of such shares.

The following table sets forth information with respect to the maximum number of shares of common stock beneficially owned by each of the selling securityholders named below and as adjusted to give effect to the sales of the shares offered hereby. The shares beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. All information contained in the table below is based upon information provided to us by the selling securityholders and we have not independently verified this information. The selling securityholders are not making any representation that any shares covered by the prospectus will be offered for sale. The selling securityholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered.

Except as indicated below, the selling securityholders have never held any position or office with us, nor are any of the selling securityholders associates or affiliates of any of our officers or directors. Except as indicated below, no selling stockholder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. No selling stockholder is a registered broker-dealer or an affiliate of a broker-dealer.

For purposes of this table, beneficial ownership is determined in accordance with SEC rules, and includes voting power and investment power with respect to shares and shares owned pursuant to warrants exercisable within 60 days. The "Number of Shares Beneficially Owned After the Offering” column assumes the sale of all shares offered.

As explained below under “Plan of Distribution,” we have agreed with the selling securityholders to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement, which includes this prospectus.

Name	Number of Shares Beneficially Owned Prior to Offering(1)	Number of Shares Offered	Number of Shares Beneficially Owned After the Offering
Dutchess Private Equities Fund, Ltd.	479,700	479,700	0

(1)
The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon draws under the Dutchess Equity Line.

 TRANSACTION WITH DUTCHESS PRIVATE EQUITIES FUND, LP

On November 5, 2007, we entered into an Investment Agreement (the “Original Agreement”) with Dutchess Private Equities Fund, Ltd. (the “Investor”).  Pursuant to this Agreement, the Investor shall commit to purchase up to $10,000,000 of our common stock over the course of thirty-six (36) months. The amount that we shall be entitled to request from each purchase (“Puts”) shall be equal to, at our election, either (i) up to $250,000 or (ii) 200% of the average daily volume (U.S. market only) of the common stock for the three (3) trading days prior to the applicable put notice date, multiplied by the average of the three (3) daily closing bid prices immediately preceding the put date. The put date shall be the date that the Investor receives a put notice of a draw down by us. The purchase price shall be set at ninety-three percent (93%) of the lowest closing bid price of the common stock during the pricing period. The pricing period shall be the five (5) consecutive trading days immediately after the put notice date. There are put restrictions applied on days between the put date and the closing date (as defined in the Investment Agreement as no more than seven trading days following the put date) with respect to that particular Put.  During this time, we shall not be entitled to deliver another put notice.

We understand that a delay in the issuance of Securities beyond the Closing Date could result in economic damage to the Investor. After the Effective Date, as compensation to the Investor for such loss, we have agreed to make late payments in cash to the Investor for late issuance of Securities (delivery of Securities after the applicable Closing Date) in accordance with the following schedule (where "No. of Days Late" is defined as the number of trading days beyond the Closing Date, with the Amounts being cumulative.):

LATE PAYMENT FOR EACH NO. OF DAYS LATE	$10,000 WORTH OF COMMON STOCK

1	$100
2	$200
3	$300
4	$400
5	$500
6	$600
7	$700
8	$800
9	$900
10	$1,000
Over 10	$1,000 + $200 for each Business Day late beyond 10 days

We shall make any payments incurred under this Section in immediately available funds upon demand by the Investor. Nothing herein shall limit the Investor's right to pursue actual damages for our failure to issue and deliver the Securities to the Investor, except that such late payments shall offset any such actual damages incurred by the Investor, and any Open Market Adjustment Amount, as discussed below.

If, by the third business day after seven day period following the delivery of a put notice, we fail to deliver any portion of the shares of the Put to the Investor (the "Put Shares Due") and the Investor purchases, in an open market transaction or otherwise, shares of Common Stock necessary to make delivery of shares which would have been delivered if the full amount of the shares to be delivered to the Investor by us. (the "Open Market Share Purchase") , then we shall pay to the Investor in cash, in addition to any other amounts due to Investor pursuant to the Put, and not in lieu thereof, the Open Market Adjustment Amount (as defined below).

The "Open Market Adjustment Amount" is the amount equal to the excess, if any, of (x) the Investor's total purchase price (including brokerage commissions, if any) for the Open Market Share Purchase minus (y) the net proceeds (after brokerage commissions, if any) received by the Investor from the sale of the Put Shares Due.  We shall pay the Open Market Adjustment Amount to the Investor in immediately available funds within five (5) business days of written demand by the Investor.  By way of illustration and not in limitation of the foregoing, if the Investor purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover an Open Market Purchase with respect to shares of Common Stock it sold for net proceeds of $10,000, the Open Market Purchase Adjustment Amount which we will be required to pay to the Investor will be $1,000.

In connection with the Agreement, we entered into a Registration Rights Agreement with Dutchess (“Registration Agreement”). Pursuant to the Registration Agreement, we are obligated to file a registration statement with the Securities and Exchange Commission covering the shares of common stock underlying the Agreement within thirty (15) days after the November 5, 2007 execution of the Original Agreement.

We agreed to pay the Investor $15,000 in cash for preparation of the Agreement and the Registration Agreement.

In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within ninety (90) days after the closing date. The Agreement does not impose any penalties on us for failure to meet either the 15 day or 90 day obligations, however, we shall endeavor to meet both such deadlines.

PLAN OF DISTRIBUTION

The selling securityholders and any of their respective pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling securityholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	broker-dealers may agree with the selling securityholder to sell a specified number of such shares at a stipulated price per share;
•	through the writing of options on the shares;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling securityholders or any of their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling securityholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling securityholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling securityholders. The selling securityholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, are "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling securityholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.

The selling securityholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgee or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act of 1933 amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus.

The selling securityholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

The selling securityholders acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder.

If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

 If the selling securityholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act of 1933.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling securityholders.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened legal actions against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The sole director and executive officer of the Company is:

Name	Age	Position	Date Appointed
Ernest W. Letiziano	62	President, Chief Executive Officer, Chief Financial Officer and Director	July 8, 2005

Set forth below is a brief description of the background and business experience of our sole executive officer and director for the past five years, Mr. Letiziano.  Mr. Letiziano devotes 100% of his time to the Company.

ERNEST W. LETIZIANO was appointed as the Company’s President, Chief Executive Officer, Chief Financial officer and sole director as of July 8, 2005. Mr. Letiziano, age 62, has 40 years of experience in finance, business and sports and entertainment. After serving his internship with Haskins & Sells, CPA’s, Mr. Letiziano sat for his CPA Certificate in Pennsylvania. In 1964 he also received his Registered Municipal Accountant’s Certificate to practice in New York, New Jersey and Pennsylvania. He was employed with Haskins and Sells from 1962-1969. Letiziano attended Pennsylvania State University, where he majored in accounting and economics. From 1970-1972, he co-owned an accounting practice in Reading, PA. From 1992 to April 2002, Mr. Letiziano has been self-employed as an international monetarist facilitating financial transactions for his clients. Mr. Letiziano has not been involved in any other business since forming Signet International. He was last active as an international monetarist prior to 2003. From 1988 to 1993, Mr. Letiziano was CEO of Ringside International Broadcasting Corporation, (NASDAQ symbol: RIBC). The company was sold in 1993 to a Houston based company. Mr. Letiziano co-owned Classic Motor Car Company, an automobile-manufacturer 1973-1976. From 1977 to 1982 he was Vice President of First Florida Utilities, Inc., a five-state utility public company (NASDAQ symbol SFFL). In 1982, Mr. Letiziano founded, Ringside Events, Inc., a promotional boxing enterprise. He has held commission licenses in 13 states and Great Britain and has promoted and produced over 150 major events worldwide.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

The officer and director listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of our director. We have not compensated our director for service on our Board of Directors, any committee thereof, or reimbursed for expenses incurred for attendance at meetings of our Board of Directors and/or any committee of our Board of Directors. Officers are appointed annually by our Board of Directors and each Executive Officer serves at the discretion of our Board of Directors. We do not have any standing committees. Our Board of Directors may in the future determine to pay Directors’ fees and reimburse Directors for expenses related to their activities.

Our officer and director has not filed any bankruptcy petition, been convicted of or been the subject of any criminal proceedings or the subject of any order, judgment or decree involving the violation of any state or federal securities laws within the past five (5) years.

Audit Committee

We do not have a standing audit committee of the Board of Directors. Management has determined not to establish an audit committee at present because of our limited resources and limited operating activities do not warrant the formation of an audit committee or the expense of doing so. We do not have a financial expert serving on the Board of Directors or employed as an officer based on management’s belief that the cost of obtaining the services of a person who meets the criteria for a financial expert under Item 401(e) of Regulation S-B is beyond its limited financial resources and the financial skills of such an expert are simply not required or necessary for us to maintain effective internal controls and procedures for financial reporting in light of the limited scope and simplicity of accounting issues raised in its financial statements at this stage of its development.

Involvement in Certain Legal Proceedings

No director, nominee for director, or executive officer of the Company has appeared as a party in any legal proceeding material to an evaluation of his ability or integrity during the past five years.

Promoters

Scott Raleigh was our sole officer and director prior to the change in control and is deemed to be the sole promoter. Mr. Raleigh currently has no involvement with the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of shares of our common stock owned as of November 26, 2007 by all persons (i) known to us who own more than 5% of the outstanding number of such shares, (ii) by all of our directors, and (iii) by our sole officer and director as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

Security Ownership of Certain Beneficial Owners

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (1)

Common Stock	Letiziano, Ernest W (2)	1,000,000 (6)	24.38%

Common Stock	Donaldson, Thomas (3)	601,000	14.65%

Common Stock	Hillabrand, Hope E (4)	501,000	12.21%

Common Stock	Grad, Richard (5)	401,000	9.78%

Preferred Stock	Letiziano, Ernest W (2)	2,500,000	50%

Preferred Stock	Donaldson, Thomas (3)	1,000,000	20%

Preferred Stock	Hillabrand, Hope E (4)	1,500,000	30%

(1)	Based on 4,102,000 shares of our common stock outstanding.
(2)	The address for Mr. Letiziano is 205 Worth Avenue, Suite 316, Palm Beach, Florida 33480.
(3)	The address for Mr. Donaldson is 9588 San Vittore St. Lake Worth, FL 33467
(4)	The address for Ms. Hillabrand is PO Box 3191 Stuart, FL 34995
(5)	The address for Mr. Grad is 8845 Karen Lee La Peoria, AZ 85382
(6)
Of these 1,000,000 shares, Mr. Letiziano owns 900,000 shares directly. The remaining 100,000 shares are held by Signet Entertainment Corp, our wholly owned subsidiary. Because Mr. Letiziano is our sole officer and director, he has investment control over these 100,000 shares of our common stock held by Signet Entertainment Corp.

(7)
None of the individuals listed in this table qualify as a beneficial owner under Securities Act Release No. 33-4819. Mr. Letiziano, Mr. Donaldson, Ms. Hillabrand, and Mr. Grad do not have any spouses or minor children that hold shares in the Company.

Security Ownership of Management

Title of Class	Name and address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Class

Common Stock	Letiziano, Ernest W.	1,000,000 (2)	24.38% (3)
Preferred Stock	Letiziano, Ernest W	2,500,000	50% (4)

(1)	The address for each of the individuals listed in this table is 205 Worth Avenue, Suite 316, Palm Beach, Florida 33480.

(2)
Of these 1,000,000 shares, Mr. Letiziano owns 900,000 shares directly. The remaining 100,000 shares are held by Signet Entertainment Corp, our wholly owned subsidiary. Because Mr. Letiziano is our sole officer and director, he has investment control over these 100,000 shares of our common stock held by Signet Entertainment Corp.

(3)	Based on 4,102,000 shares of our common stock outstanding.
(4)	Based on 5,000,000 shares of our preferred stock outstanding.

Changes in Control

There are no arrangements which may result in a change in control of us.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $.001 per share and 50,000,000 shares of preferred stock at a par value of $.001 per share. As of November 26, 2007, 4,152,000 shares of common stock were issued and 4,102,000 shares of common stock were outstanding. On March 31, 2006, the Company repurchased 50,000 shares of common stock from the estate of a deceased shareholder which purchased said shares pursuant to the aforementioned Regulation D Rule 506 offering completed in May 2006 for $50,000 cash. In addition, 5,000,000 shares of preferred stock were issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.

A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Holders of shares of preferred stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of preferred stock do not have cumulative voting rights. Holders of preferred stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the Company, the holders of preferred stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of preferred stock are fully paid and non-assessable. Holders of preferred stock have no preemptive rights to purchase our preferred stock. There are no conversion or redemption rights or sinking fund provisions with respect to the preferred stock.

Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

Anti-Takeover Effect of Delaware Law, Certain Charter and By-Law Provisions

Our certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our company. These provisions have the following effects:

-	they provide that special meetings of stockholders may be called only by a resolution adopted by a majority of our board of directors;

-
they provide that only business brought before an annual meeting by our board of directors or by a stockholder who complies with the procedures set forth in the bylaws may be transacted at an annual meeting of stockholders;

-	they provide for advance notice of specified stockholder actions, such as the nomination of directors and stockholder proposals;

-
they do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in our board of directors and, as a result, may have the effect of deterring a hostile takeover or delaying or preventing changes in control or management of our company; and

-
they allow us to issue, without stockholder approval, up to 50,000,000 shares of preferred stock that could adversely affect the rights and powers of the holders of our common stock. In some circumstances, this issuance could have the effect of decreasing the market price of our common stock, as well.

 We are subject to the provisions of Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a ‘‘business combination’’ with an ‘‘interested stockholder’’ for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a ‘‘business combination’’ includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an ‘‘interested stockholder’’ is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of the voting stock of a corporation.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. Anslow & Jaclin, LLP, our independent legal counsel, has provided an opinion on the validity of our common stock. Anslow & Jaclin, LLP has been our legal counsel since inception.

The financial statements included in this prospectus and the registration statement have been audited S. W. Hatfield, CPA certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Delaware Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated in the State of Delaware under the name 51142 Inc. on February 2, 2005. On July 8, 2005, pursuant to the terms of a Stock Purchase Agreement, Signet Entertainment Corporation, a Florida corporation purchased all of our issued and outstanding common stock for cash consideration of $36,000. Subsequently, we changed our name to Signet International Holdings, Inc.

On September 8, 2005, pursuant to a Stock Purchase Agreement and Share Exchange by and among us, Signet Entertainment Corporation, and the shareholders of Signet Entertainment Corporation (“Shareholders”), we acquired all of the then issued and outstanding preferred and common shares of Signet Entertainment Corporation for a total of 3,421,000 common shares and 5,000,000 preferred shares of our stock which was issued to the Signet Entertainment Corporation shareholders. Pursuant to the agreement Signet Entertainment Corporation became our wholly owned subsidiary.

DESCRIPTION OF BUSINESS

Business Development

We were incorporated in the State of Delaware under the name 51142 Inc. on February 2, 2005 as a blank check company to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. On July 8, 2005, pursuant to the terms of a Stock Purchase Agreement, Signet Entertainment Corporation, a Florida corporation, purchased all of our issued and outstanding common stock for cash consideration of $36,000. Subsequently, we changed our name to Signet International Holdings, Inc.

On September 8, 2005, pursuant to a Stock Purchase Agreement and Share Exchange by and among us, Signet Entertainment Corporation, and the shareholders of Signet Entertainment Corporation (“Shareholders”), we acquired all of the then issued and outstanding preferred and common shares of Signet Entertainment Corporation for a total of 3,421,000 common shares and 5,000,000 preferred shares of our stock which was issued to the Signet Entertainment Corporation shareholders. Pursuant to the agreement Signet Entertainment Corporation became our wholly owned subsidiary.

Business of Issuer

Our wholly owned subsidiary, Signet Entertainment Corporation (“SIG”), was incorporated on October 17, 2003 for the purpose of launching a “gaming and entertainment” television network. We will purchase, lease, and employ the apparatus, equipment, and personnel necessary to establish the network. The network will cover major Poker and Blackjack tournaments as well as other major high stakes casino games.

The network will also cover via satellite and cable other sports events such as horse racing and selected global events which have a sports and entertainment format. SIG’s largest source of revenue will come from advertising, specifically from various resorts and casinos, and sporting sites in North and South America, Europe, Asia and Africa. SIG will realize income from infomercials and sports and entertainment programming that offer subject matter that are all-encompassing to the network’s format. Signet International Holdings, Inc. does not have international operations.

It is our opinion that we are not a blank check company as defined in Rule 419 under the Securities Act of 1933 (as amended) since we have conducted operating activities and have taken affirmative steps in the operation of our business. Our primary business plan is that of a television broadcasting company. Part of our business plan includes the acquisition of other LPTV stations, however, any such acquisition would be contemplated only so far as such acquisition would further our business plan to launch a television broadcasting company. Please note that the only business acquisitions will be solely of LPTV stations or other broadcast properties and that we will not enter into any agreement that will result in a change of control. We will not enter into any acquisition that requires Mr. Letiziano, our sole officer and director, to give up voting control of our stock or requires his resignation as our officer or director. In the event we acquire other entities in the future, Mr. Letiziano will maintain his ownership interest as well as his positions with us as full-time Chief Executive Officer and majority stockholder.

General

In order to implement its purpose of launching a gaming and entertainment television network, SIG entered into agreements with Triple Play Media Management, Inc. (“Triple Play”) and Big Vision, Inc. (“Big Vision”). Pursuant to the agreements, Triple Play will operate our facilities and provide programming content. Triple Play will produce television shows (programs) in the gaming and entertainment genre. Triple Play will also negotiate with rights-holders of old re-run television shows and provide these shows for additional programming. Big Vision will provide the equipment and technology to establish the facility.

Pursuant to our Management Agreement with Triple Play, Triple Play has agreed to manage and operate our facility in exchange for financial and administrative support of its ready-to-launch, new television network, “The Gaming & Entertainment Network.” In essence, we will provide the facilities, while Triple Play will provide the management of such facilities as well as programming content. We will pay Triple Play a management fee of 12% each year, provided we realize a minimum pre-tax net profit of 25%. In addition, we will provide an allowance for costs related to licensing, permits, and other fees related to broadcasting equal to one-half percent of total gross revenues. In exchange, we will receive 87.5% of Triple Play’s gross revenues less operating expenses.

Our Management Agreement with Big Vision provides for the use by us of Big Vision’s equipment and property for the staging of our facility. In exchange for use of the facilities, we will pay a service fee to Big Vision on a “most favored nation” basis for the first year of our operations. “Most favored nation” basis is a term used in the TV Production Industry to indicate that the rates charged by producers (in this case Big Vision) will be below fair-market rates, or at “wholesale” costs. In essence, in our first year, we will pay Big Vision a fee equal to its costs in providing the equipment and facilities. After the initial year, we will pay Big Vision industry standard rates plus an additional 15%.

In addition, to further the launch of our gaming and entertainment television network we purchased the exclusive rights to 20 titled half hour screen plays representing original programming from FreeHawk Productions, Inc. The Company's agreement with FreeHawk dated April 13, 2006 provides for the purchase by Signet of the exclusive rights to 20 half-hour TV screen plays each with an additional 13 episodes. FreeHawk was to receive $450,000 in cash and 550,000 shares of Signet common stock over a minimum of 36 months payments to be made subject to delivery of the screen plays as scheduled by Signet. On August 19, 2006, by mutual agreement, Signet and FreeHawk rescinded this agreement because the agreement called for the payment of funds and stock which we can not pay until such time as our shares are trading and we can receive additional financing. Therefore, the parties mutually agreed that the agreement was premature and therefore the agreement was rescinded without the payment of any cash or stock to FreeHawk by us. We intend to enter into a restructured agreement, at such time as we are a public company and can raise the necessary capital. At this time, there are no discussions to restructure the agreement.

Furthermore, we intend to acquire Low-Powered Television (LPTV) stations as a means for distributing our programming to viewers. Currently, we do not own any LPTV stations or other broadcast properties, nor do we own or have control over an FCC licenses to operate any LPTV stations. We believe that LPTV affords an opportunity for entry into television broadcasting and has permitted fuller use of the broadcast spectrum. LPTV stations offer national advertisers highly defined audiences;. As advertisers search for ways to reach targeted demographic groups, we believe LPTV stations will become an increasingly important part of their advertising strategy. We plan on targeting LPTV stations that are sanctioned by the Federal Communication Commission with current and clear license to operate and feature: Class A rating, high-distribution (high number of TV households), favorable market location, up-to-date equipment, tower delivery systems, and studio properties.

Programming

Triple Play Management Agreement

On October 23, 2003, Signet Entertainment entered into a Management Agreement with Triple Play Media Management (Triple Play) of Peoria, Arizona.  Triple Play is engaged to be the management company to manage and operate any acquired Signet facility (facilities) on a permanent basis for Signet for a period of ten years (the initial period) with an automatic extension of an additional ten years unless the dissenting party gives proper notice.

 The working capital commitment is based on mutually agreed budgets and is projected to amount approximately $15 million, inclusive of management fees.  This advance of management fees would be drawn down by Triple Play over approximately the first 12 months of its operations which would begin once Signet has access to the secondary offering funding.  This advance will be recovered by Signet from Triple Play’s future cash flows.  In return, Signet will receive 87.5 % of Triple Play’s monthly gross revenues less Triple Play’s monthly operating expenses.

For the services, Triple Play shall render to Signet, Signet shall pay management fees to Triple Play based upon Triple Play’s gross revenues, as follows: a) 12% of Triple Play’s gross revenues, provided that Triple Play realizes a minimum pre tax net profit of 25%, plus b) Ѕ% (one half percent) of Triple Play’s gross revenues for Triple Play’s costs of licenses and permits for international air waves and feeds duties and taxes, satellite transmission links, down links, including earth stations.

Other Programming

In addition to the programs produced by Triple Play, we intend to produce our own original programming and air infomercials during off-peak hours.

On April 13, 2006 we purchased the exclusive rights to 20 titled half hour screen plays representing original programming. This contract was later rescinded on August 19, 2006 by mutual agreement of the parties.

Big Vision, Inc.Big Vision Management Contract

On July 22, 2005, Signet Entertainment entered into a Management Agreement with Big Vision Studios, a Nevada Limited Liability Company (Big Vision) located in both Las Vegas, Nevada and Burbank, California whereby Big Vision will be the exclusive supplier of High Definition Equipment and Studio rental for Signet.

This agreement is for a period of one (1) year, commencing with the submission by Signet’s of evidence of the total capital funds required for the establishment of Signet’s Network including providing funds for the budgeted operations of the business for the term of this agreement plus extensions to Big Vision, with an automatic extension of an additional five years unless the dissenting party gives proper notice.  Signet has agreed to pay a reduced fee to Big Vision, at a discount negotiated off of Big Vision’s published standard rate card, for the first year of Signer’s operations.  After the initial year, Signet has agreed to pay Big Vision based on Big Vision’s published standard rate card at that point in time plus an additional 15% in consideration of Big Vision’s concession in rates for the first year.

The combination of contracting with Triple Play and Big Vision will provide us the unique opportunity to at once inaugurate not only the infomercial scheduled segments but also the on-going programming operations.

Distribution

We plan to distribute our programming via in-home satellite services, digital cable companies, and LPTV stations. Although we have not entered into any formal agreements with any such companies, we received a non-binding pricing proposal from a satellite delivery system.

Low Power Television Stations.

We intend to acquire Low-Powered Television (LPTV) stations as another means for distributing our programming to viewers. We intend acquiring LPTV stations initially on a stock swap basis. With additional funding from a secondary offering we will begin offering cash instead of or in addition to stock, for some of the stations we purchase. We believe that LPTV affords an opportunity for entry into television broadcasting and has permitted fuller use of the broadcast spectrum. LPTV stations transmit on one of the standard VHF or UHF television channels. The distance at which a station can be viewed depends on a variety of factors such as antenna height, transmitter powers, transmitting antenna and the nature of the terrain. Generally LPTV stations span approximately 20 miles from their tower in all directions.

The LPTV services were established by the Federal Communications Commission (FCC) in 1992. It was primarily intended to provide opportunities for locally oriented television service in small communities within larger urban areas.

We have taken preliminary steps in the acquisition process. These steps include: learning more about the LPTV industry, researching the fit of a number of opportunities with the Signet business plan, retaining counsel, developing and getting approvals for a suitable stock swap agreement and ascertaining the value of potential LPTV stations for sale. However, we have not entered into any negotiations with any specific LPTV stations.

Digital Terrestrial Broadcasting Network

We believe that digital television is becoming an integral television broadcasting distribution channel. Digital television can deliver a large amount of information at low cost to a high number of viewers. Digital television can also deliver more programs than traditional analog television over any transmission mediums.

Through our management agreement with Triple Play, we intend to operate a 36 MHz C-band North American and Eutelsat DTH digital platform information system.

Hi-Definition Television

We have received a confidential, non-binding proposal from a major satellite provider for a long term lease without change in costs for the next twelve months. The proposal offers features that we could make available as a new delivery system. Although we anticipate that this system will enable us to deliver HDTV (High Definition Television) to our viewers throughout the world, we have not entered into a definitive agreement or commitment to retain these services. Therefore we do not have viewers throughout the world at this stage. Please note that there is no guarantee that we will be able to enter into a definitive agreement and no guarantee that we will be able to offer HDTV.

Intellectual Properties

On April 13, 2006 we purchased the exclusive rights to 20 titled half hour screen plays representing original programming from FreeHawk Productions, Inc. On August 19, 2006, by mutual agreement, Signet and FreeHawk rescinded this agreement as set forth herein.

Employees

We currently have one employee, our sole officer Ernest W. Letiziano. Mr. Letiziano is Chief Executive Officer and in that role Mr. Letiziano will implement the business plan. This will involve all the Duties normally ascribed to a Chief Executive Officer for the day-to-day management of the business, including but not limited to: secure and manage revenues, manage costs and cash, safe-guard assets, ensure proper reporting and compliance with reporting bodies, ensure that the stockholder’s interests are protected, manage risk and escalate issues as appropriate to the Board, conduct regular reviews of the business with the Board, and contribute, faithfully and diligently, to the strategic development of the business.

Competition

With the growing availability of on demand, self-programming and search features, along with increased competition from converging industry players in telecommunications and the Internet, the television industry is facing unparalleled complexity that will alter traditional TV business models. The entertainment industry is therefore, extremely competitive.

The competition comes from both companies within the industry and those who are engaged in other forms of entertainment media that create alternative forms of leisure entertainment. The increasing gap between the major networks and the smaller ones allows market space for smaller companies, such as Signet, to develop.

Currently the over the air networks may be identified by size according to the number of TV households they attract. The basic category or groupings of the major networks and several of the lesser but better known networks are as follows:

1	Major networks such as ABC, CBS, NBC, FOX
2	Major cable networks such as: ESPN, USA, Bravo, Fox Sports Net, UPN, PAX, The Travel Channel, The Tube
3	Smaller cable networks: Food Channel, Spike TV, HGTV, Golf Channel
4	Smaller Cable/Satellite networks such as: CGTV Network (Canada), Variety Sports Network, Tvg Horse Racing. Such networks reach between one and eight million TV households.

Our key competitive strategy is diversification in business risk and delivery systems. We plan to be providers of television content creation, packaging, programming and distribution; not only to our “owned and operated” LPTV stations, but via other distributions systems such as cable and satellite. Additionally, we plan to have our own “sports and entertainment network” to offer to stations and cable systems.

We will develop and implement strategies that will not only serve this diverse audience but will achieve significant cost savings from the traditional supply chain in order to fund new delivery channels, whether it be cable, broadcast TV, full power or low power, the Internet or satellite.

The entertainment industry, and particularly the television industry, is a highly competitive commerce. Currently this industry is undergoing an aggressive period of mergers and acquisitions. Once our presence is recognized, we will experience potential competitors who have greater financial, marketing, programming and broadcasting resources than we do.

The markets in which we have targeted to acquire are also in a constant state of change arising from, among other things, technological improvements and economic and regulatory developments. Technological innovation and the resulting proliferation of television entertainment, such as cable television, wireless cable, satellite-to-home distribution services, pay-per-view and home video and entertainment systems, have fractionalized television viewing audiences and have subjected free over-the-air television broadcast stations to increased competition. We may not be able to compete effectively or adjust our business plans to meet changing market conditions. We are unable to predict what form of competition will develop in the future, the extent of the competition or its possible effects on our businesses.

Government Regulation

The broadcasting industry is subject to regulation by the FCC pursuant to the Communications Act of 1934, as amended (the “Communications Act”). Approval by the FCC is required for the issuance, renewal and assignment of station operating licenses and the transfer of control of station licensees. Although the Company does not currently hold an FCC license, in the event that it acquires or is granted an FCC license in the future, the Company’s business will be dependent upon its continuing to hold television broadcast licenses from the FCC, which license are issued for maximum terms of eight years. While in the vast majority of cases such licenses are renewed by the FCC, there can be no assurance that the Company will be able to renew licenses it acquires or is grant at their expiration dates. If such licenses were not renewed or acquisitions approved, we may lose revenue that we otherwise could have earned.

Although we do not currently own any broadcast properties, our business plan contemplates that we may acquire such properties through acquisition of LPTV stations. Based on same, Federal regulation of the broadcasting industry will limit our operating flexibility, which may affect our ability to generate revenue or reduce our costs in the event we acquire such broadcast properties. In addition, Congress and the FCC currently have under consideration, and may in the future adopt, new laws, regulations and policies regarding a wide variety of matters (including technological changes) that could, directly or indirectly, materially and adversely affect our ability to acquire broadcast properties and the operation and ownership of such broadcast properties. New federal legislation may limit our ability to conduct our business in ways that we believe would be advantageous and may thereby negatively affect our operating results and strategic decisions.

We have not applied for any FCC licenses. However, application will be made immediately subsequent to execution of an agreement which results in the acquisition of a license, LPTV station or other broadcast property. Although the waiting period for approval of such licenses can take between 60-90 days such period will have no effect on our business since we intend to assume responsibility only upon license approval.

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

Caution Regarding Forward-Looking Information

Certain statements contained in this quarterly filing, including, without limitation, statements containing the words “believes”, “anticipates”, “expects” and words of similar import, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Such factors include, among others, the following: international, national and local general economic and market conditions: demographic changes; the ability of the Company to sustain, manage or forecast its growth; the ability of the Company to successfully make and integrate acquisitions; raw material costs and availability; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; and other factors referenced in this and previous filings.

Given these uncertainties, readers of this registration statement on Form SB-2 and investors are cautioned not to place undue reliance on such forward-looking statements.

Plan of Operations

In March 2007, upon the approval of our equity securities for trading on the Over the Counter Bulletin Board, we began implementation of that part of our business plan relating to the acquisition of LPTV stations by offering Sale & Share Exchange Contracts with the LPTV Stations.  Although we have had no revenues generated to date, we expect to realize revenues from operations of the LPTV stations once agreements are finalized and executed and we take control of an LPTV station.  Our intention is to not relinquish control of the Company to any of the acquired LPTV stations resulting from any future acquisition agreement.  In addition, since the acquisition of the LPTV stations will be based upon issuing our stock in exchange for the LPTV station’s stock, we will incur no cash expenditures other than incidental expenses such as telephone, travel and general and administrative expenses.  The anticipated expenses that we will incur related to any LPTV acquisition have been budgeted for as a component of our monthly expenses in the total amount of $10,500.00 per month as set forth below.  The funds provided for the monthly expenses, including the expenses for acquisition of the LPTV stations, came from the issuance of shares raised by us in our private placement which commenced in September 2005, which was completed in January 2006, and subsequent individual private placements of our common stock.  Our cash flow requirements of $10,500.00 per month are anticipated to be accommodated adequately by our September 30, 2007 cash balance of approximately $73,000.  The first nine months of Calendar 2007 have required the use of approximately $100,000, inclusive of unanticipated legal fees of approximately $15,000 in the third quarter of 2007.  We believe that we are on target for our current and previously disclosed projections.  We anticipate that our cash requirements will remain fairly consistent until such time that we complete an acquisition or acquisitions of operating broadcast properties.  We do not anticipate significant expenses for the negotiating and finalizing of the agreements since we will undertake the due diligence ourselves and do not have to incur travel expenses to visit the stations.  In addition, we have already anticipated these expenses as part of monthly budget.

It is the intent of management and significant stockholders, if necessary, to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity.  Although we have verbal assurances from Mr. Letiziano that he will provide such interim working capital, there is no legal obligation for either management or significant stockholders to provide additional future funding.  We may raise additional funds through additional public offerings of equity, securities convertible into equity or debt, private offerings of securities.

Concurrent with our anticipation of acquiring  LPTV stations for stock during 2007, we intend to seek additional equity or debt financing.  To date, we have been able to raise funds in four funding rounds through both debt and equity offerings.

We anticipate that the funds we secure from our next round of financing will enable us to acquire our initial LPTV stations, some with a cash consideration, and provide additional working capital to enable us to possibly acquire some stations making losses, purchase programming and initiate Triple Play Media operations.  Cash costs for this phase of our plan will include: $25,000 related to the funding round plus up to $30 million to support the acquisitions of more LPTV stations, plus up to $15 million to support Triple Play.  This phase of our plan will continue throughout 2007 and into 2008.  Currently, we have no specific plans to raise additional financing and we do not have any specific source(s) of such potential financing.  However, since our shares were approved for trading, we have begun negotiations with several potential funding sources to assist with the acquisitions of the stations.  To date, we have no agreements or understandings in place for this funding.

We waited until our Registration Statement on Form SB-2 was declared effective to commence negotiating in earnest with at least one LPTV station.  In previous periods, we began to identify target LPTV station(s).  We continue to use the online site, www.LPTV.com, to identify stations that are for sale.  We have, to date, identified various station(s) that we plan to approach in order to initiate acquisition negotiations.  Our selection criteria is principally focused on station(s) that are currently available for sale, have a potential audience of at least 550,000 TV households, are rated Class A, and are located, in our opinion, in a growing market.  As stated above, we have identified several stations or groups of stations under common control; however, we have not entered into any substantive agreements and continue to participate in either preliminary contacts or ongoing negotiations to facilitate the acquisition(s) of LPTV stations and implement our business plan.  Based upon our review of the marketplace, we believe that we will be able to take the following steps to effectuate the acquisition of LPTV stations in the time periods set forth below.  However, the time periods set forth below are only based upon our estimates and may or may not be completed as anticipated due to the variances in the time it takes to complete the necessary negotiations and/or consummating business transactions in the current business climate in the United States and the ultimate willingness of the sellers to consummate the transaction(s).

1.
Building upon our activities which started in the 4th quarter of 2006, we continue the targeting and acquisition process of reviewing those markets of dominant influence (the ratings of TV households in each market.).  We expect the expenses for our review of the markets to be limited to the time spent by Mr. Letiziano, our sole officer and director.  We anticipate that any additional expenses will be under $1,000 can be paid from our current cash in hand.

2.
During 2007, we have continued to identify and contact the selected LPTV stations that are currently operating at a profit and in good standing with the FCC.  We expect the expenses for same to be to be limited to the time spent by Mr. Letiziano, our sole officer and director.  We anticipate that any additional expenses will be under $1,000 and will be paid from our current cash in hand.

3.
After identification of appropriate stations, we have initiated contact with some the LPTV station owners and their legal counsel and have initiated negotiations to sign non-circumvention agreements and Letters of Intent.  Upon the execution of a letter of intent, we will perform due diligence which will include the review of financial statements, customer base, survey of equipment and the review of compliance with FCC regulations researched through public records.  Since our arrangements will be based upon a share exchange contract, we will not incur any cash expenses other than those incidental expenses already budgeted in our monthly expenses. We will not need to travel to undertake our due diligence and intend to have the due diligence completed and reviewed by Mr. Letiziano.  Based upon same we do not expect the expenses for the due diligence and negotiations to be more than $1,000 and will be paid from our current cash in hand.

4.
At the present time, we are continuing to negotiate, towards finalization, an agreement to purchase at least one LPTV station and file though FCC counsel applications for approval from the FCC to operate the target LPTV station(s) by the end of Calendar 2007.  The FCC approval period takes from 60-90 days.  We expect the expenses, which shall include legal fees and application fees to be less than $5,000 and will be paid from our current cash on hand.

5.
Once the FCC has granted approval, we will then become the registered owner of the LPTV station and will be responsible for the daily expenses associated with operating the business.  The operating expenses for these stations will be paid from the revenues which we anticipate will be generated from the operation of the respective LPTV station.  At this time, we are unsure of the expenses for operating the stations since we have not commenced our due diligence on any specific station.  However, in the event that the stations do not generate self-supporting revenues, we anticipate paying the operating expenses from either available cash on hand, new shareholder loans or future offerings of equity or debt securities to cover such operating costs until the station generates sufficient revenues.

6.
After our first acquisition, we will continue to identify and negotiate with additional LPTV stations.  The funds to operate the LPTV stations will be derived from revenues generated by the respective LPTV station(s) or from cash on hand.  In the event that the stations do not generate the anticipates revenues, at this time, we anticipate paying such operating expenses from our current cash on hand or will rely on shareholder loans to cover such costs until the station generates sufficient revenues or until we can obtain additional debt or equity financing.  The fees and expenses for the due diligence, negotiations and expenses for the additional stations will be the same as set above and will be paid from current cash on hand, revenues or stockholder loans.

To date, we continue to primarily identify target stations by searching the Internet.  The name and call letters of these stations are posted on various web sites.  Our intention is to finance payment of these stations by issuing the sellers common stock as well cash payments to be negotiated.  We can not be certain that any of the stations will agree to a purchase and/or share exchange arrangement.  Since our research and contacts will be made through our office, we do not expect to incur any additional expenses other than the normal general and administrative expenses presently being paid.

We believe we can satisfy our cash requirements for our operations over the next six months with our current cash reserves.  We anticipate that our operational and general and administrative expenses will approximate $126,000 on an annual basis, based on the acquisition of one LPTV station.  Management currently anticipates that we will be able to cover these expenses with our current remaining cash reserves of approximately $73,000 as of September 30, 2007.  The components that went into our determination of required on going expenses include the following monthly estimated cash requirements:

Accounting fees,	$2,000
Legal fees	3,500
General and administrative expenses	2,500
Travel and station survey expenses	1,500
Other miscellaneous	1,000

Total	$10,500

As set forth above, this monthly outlay does not include any operating costs for any potential LPTV acquisition.  We are unable to anticipate with any reasonable predictability the amount and nature of these expenses as we have not commenced our due diligence on any specific station.  However, in the event that any acquired station does not generate self-supporting revenues, we will have to pay these operating expenses from our current cash on hand or will rely on shareholder loans to cover such costs until the station generates sufficient revenues or until we can obtain additional debt or equity financing.  The fees and expenses for the due diligence, negotiations and expenses for the additional stations will be paid from current cash on hand, revenues or stockholder loans.

There will be no costs associated with the Big Vision contract/agreement until services have been provided by Big Vision at which time we will be generating revenues to cover these costs.  Until such time we receive additional financing and proceed with our business plan, we have no other contractually obligated expenses.  We cannot assure investors that we will be able to raise sufficient capital.  In the absence of additional funding, we may not be able to purchase some of the stations we have identified.  Even without significant new funding later this year or early 2008, we still anticipate being able to acquire some profitable LPTV stations for stock and consolidate both their revenues and earnings.

The foregoing represents our best estimate of our cash needs based on current planning and business conditions.  The exact allocation, purposes and timing of any monies raised in subsequent funding rounds may vary significantly depending upon the exact amount of funds raised and status of the implementation of our business plan when these funds are raised.

Apart from building the board of directors and employees of LPTV stations we acquire as subsidiaries, we do not expect any significant changes in the number of employees.

Results of Operations

Period ended September 30, 2007 compared to September 30, 2006

We had no revenue for either of the respective nine or three month periods ended September 30, 2007 and 2006, respectively.

General and administrative expenses for the nine months ended September 30, 2007 and 2006 were approximately $218,000 and $484,000, respectively. These costs relate principally to the maintenance of our corporate offices and the implementation of our business plan.

For the nine and three months ended September 30, 2007 and 2006, we accrued compensation to our chief executive officer, Ernie Letiziano of $52,500 ($17,500 for each respective three month period).  Effective January 1, 2007, we engaged the services of and commenced the accrual of executive compensation of $17,500 per quarter to Thomas Donaldson for his role in implementing the Company’s business plan for future growth and/or acquisitions in the broadcast marketplace.

Our net loss for the nine months ended September 30, 2007 and 2006, respectively was approximately $(218,000) and $(488,000).  Our earnings per share for the respective quarters ended September 30, 2007 and 2006 was approximately $(0.05) and $(0.12) based on the respective weighted-average shares issued and outstanding at the end of each quarter.

The Company does not expect to generate any meaningful revenue or incur operating expenses for purposes other than fulfilling the obligations of a reporting company under The Securities Exchange Act of 1934 unless and until such time that the Company’s operating subsidiary begins meaningful operations.

At September 30, 2007 and 2006, respectively, the Company had working capital of approximately $(55,000) and $56,000, exclusive of accrued officer compensation.  Both Mr. Letiziano and Mr. Donaldson have both agreed to defer payment of their accrued compensation until such time that we have adequate cash flows to service these obligations without undue hardship to our operations and expansion plans.

It is the intent of management and significant stockholders, if necessary, to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity.  However, there is no legal obligation for either management or significant stockholders to provide additional future funding.  Should this pledge fail to provide financing, the Company has not identified any alternative sources.  Consequently, there is substantial doubt about the Company's ability to continue as a going concern.

The Company's need for capital may change dramatically as a result of any business acquisition or combination transaction.  There can be no assurance that the Company will identify any such business, product, technology or company suitable for acquisition in the future. Further, there can be no assurance that the Company would be successful in consummating any acquisition on favorable terms or that it will be able to profitably manage the business, product, technology or company it acquires.

Fiscal Years Ended December 31, 2006 and 2005

We had no revenue for either of the respective fiscal year periods ended December 31, 2006 and 2005, respectively.

General and administrative expenses for the fiscal year ended December 31, 2006 and 2005 were $517,000 and $227,000, respectively. Net loss for the fiscal year ended December 31, 2006 and 2005, respectively, was approximately $(521,000) and $(232,000). Earnings per share for the respective fiscal year ended December 31, 2006 and 2005 was approximately $(0.13) and $(0.07) on the weighted-average shares issued and outstanding.

We do not expect to generate any meaningful revenue or incur operating expenses for purposes other than fulfilling the obligations of a reporting company under the Securities Exchange Act of 1934 unless and until such time that our operating subsidiary begins meaningful operations.

At December 31, 2006 and 2005, respectively, the Company had working capital of approximately $39,000 and $277,000, respectively. These amounts exclude accrued officers compensation of approximately $216,000 and $148,000, respectively, which are classified as current liabilities. However, our sole officer and director has orally agreed to defer payment of this compensation until such time as we have sufficient cash flows to service this liability without undue stress on our cash position.

Capital Resources and Liquidity

As of December 31, 2006, we had approximately $154,000 in cash. Our general and administrative expenses presently average $2,500 per month.

It is the intent of management and significant stockholders, if necessary, to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity. However, there is no legal obligation for either management or significant stockholders to provide additional future funding. Should this pledge fail to provide financing, we have not identified any alternative sources.

As set forth in the notes to the financial statements, our independent auditors have expressed substantial doubt about our ability to continue as a going concern because we have no viable operations or significant assets and we are dependent upon significant shareholders to provide sufficient working capital to maintain the integrity of the corporate entity,

Our need for capital may change dramatically as a result of an acquisition(s) of an LPTV station or other broadcast property in connection with the implementation of our business plan. There can be no assurance that we will identify any such LPTV stations or broadcast properties suitable for acquisition in the future. Further, there can be no assurance that we would be successful in consummating any acquisition on favorable terms or that we will be able to profitably manage the LPTV station or broadcast property we acquire. At the current time, we have not had any discussions or negotiations with any potential acquisition candidates and likewise have not entered into any agreements, preliminary or otherwise. We advise you to read the sections entitled “Description of Business” and “Management’s Discussion and Plan of Operations” for further information regarding our intent to acquire LPTV stations and other broadcast properties.

The Company is still in the process of developing and implementing its business plan and raising additional capital. As such, the Company is considered to be a development stage company. Management believes that actions presently being taken to obtain additional funding and implement its business plan provide the opportunity for us to continue as a going concern.

It is possible that we may have potential legal liability under the federal securities laws for the public disclosure of exhibits 99.1 and 99.2 to Form SB-2 filed June 2, 2006, as the information disclosed in such exhibits may not be consistent with the type of projection information allowed under Item 10 of Regulation S-B of the Securities and Exchange Commission. If it is determined that the information in exhibits 99.1 and 99.2 is the type of information generally not permitted to be made publicly available, then we may be subject to a claim of rescission by shareholders relying upon such information under the Securities Exchange Act as well as remedial sanctions. Such sanctions could include the payment of disgorgement, prejudgment interest and civil penalties. We may also be subject to prejudgment interest on such amount as well as civil penalties in amount that would have to be determined by the court.

We are not aware of any pending claims for sanctions against us based upon such possibly impermissible disclosures. Nevertheless, it is possible that it could be determined that such information was impermissibly disclosed and that we are subject to sanctions and possible civil penalties. This claim, if successful, would significantly exceed our cash reserves and require us to borrow funds and would materially and adversely affect our results of operations and financial condition. Therefore, these claims would have a significant impact on us and could force us to consider bankruptcy or a similar alternative.

Off-Balance Sheet Arrangements

None.

DESCRIPTION OF PROPERTY

We currently operate our business from our corporate headquarters located at 205 Worth Avenue, Suite 316 Palm Beach, FL 33480. We lease such space on a month-to-month basis. Monthly rent payments for base rent are approximately $927.51 per month. There are no additional rent payments for common area maintenance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 2, 2005, we issued 100,000 shares to Scott Raleigh for services rendered as our founder. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. On July 8, 2005, Scott Raleigh transferred the 100,000 shares to Signet Entertainment Corporation pursuant to a stock purchase agreement and pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933. Our current President, Director, and Executive Officer, Ernie Letiziano is the Director and Chief Executive Officer of Signet Entertainment Corporation. Scott Raleigh was our sole officer and director prior to the change in control and is deemed to be the sole promoter. Mr. Raleigh currently has no involvement with the Company.

Pursuant to a Stock Purchase Agreement and Share Exchange between us and Signet Entertainment Corporation dated September 8, 2005, we obtained all of the shares of Signet Entertainment Corporation in exchange for 3,421,000 restricted shares of our common stock 5,000,000 shares of our preferred stock. Pursuant to the transaction, Ernest Letiziano, our current President, Director, and Executive Officer, received 900,000 restricted shares of our common stock and 2,500,000 shares of our preferred stock. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.

Pursuant to a Management Contract between our wholly owned subsidiary, Signet Entertainment Corporation, and Triple Play Media, Inc. dated October 23, 2003, Triple Play agreed to manage and operate our facility in exchange for financial and administrative support of its ready-to-launch, new television network, “The Gaming & Entertainment Network.” Richard Grad, who holds 401,000 shares of our common stock, which represents more than 10% of our common shares issued and outstanding, is the Chief Executive Officer of Triple Play. Pursuant to the Management Agreement, we will also pay to Mr. Grad a signing bonus of $50,000. We will also pay the following compensation each year during the entire term of the Management Agreement, including extensions thereto and Mr. Grad shall be entitled to receive: a guaranteed $200,000 (Two Hundred Thousand), per year payable to Richard Grad. This amount will be payable at the beginning of each month at the rate of twelve equal installments; Allowance of $1,500 for moving and relocating expenses; and personal life, health dental, vision and accident insurance. In addition, Mr. Grad received 400,000 of his 401,000 shares pursuant to this transaction.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Rule 144

As of January 31, 2007, there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After September 8, 2006, the 3,421,000 shares issued by us pursuant to the share exchange with Signet Entertainment Corp. will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After May 2006, the 331,000 shares held by the shareholders who purchased their shares in the Regulation D, Rule 506 offering by us will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company’s common stock then outstanding which, in our case, would equal 41,020 shares as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

As of January 31, 2007, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons

Holders of Our Common Stock

As of  the date of this prospectus, we had approximately 69 registered shareholders.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.

Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth all compensation plans previously approved and not previously approved by security holders with respect to compensation plans as of December 31, 2006:

EQUITY COMPENSATION PLAN INFORMATION
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	None
Equity compensation plans not approved by security holders	None
Total	None

EXECUTIVE COMPENSATION

Compensation of Executive Officers

Summary Compensation Table

The following summary compensation table sets forth all compensation paid by us during the fiscal years ended December 31, 2006, 2005 and 2004 in all capacities for the accounts of the Chief Executive Officer (CEO) and Chief Financial Officer (CFO).

Summary Compensation Table

EXECUTIVE COMPENSATION

Compensation of Executive Officers

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the fiscal years ended December 31, 2006 and 2005 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Ernest W. Letiziano, (1) President, Chief Executive Officer and Director	2006	$70,000	0	0	0	0	0	0	$70,000
	2005	$70,000	0	$10,000(2)	0	0	0	0	$80,000
	2004	$70,000	0	0	0	0	0	0	$70,000

(1) Mr. Letiziano has agreed to defer his salary for this period and therefore we have accrued such salary as salary payable. Such deferred salary will be paid when the Company is able to do so. Mr. Letiziano’s salary is determined by the Board of Directors of which Mr. Letiziano is the sole member. In determining his salary, consideration was given to (i) the financial resources of the Company; (ii) the number of hours each week Mr. Letiziano devotes to the Company; (iii) the salaries of executive officers of other companies in the similar industries; and (iv) the salaries of executive officers of other companies in the developmental stage. There is no formal or informal understanding regarding Mr. Letiziano’s salary which will be determined in the future based upon the factors set forth above and based upon our revenues.

(2) On July 19, 2005, Signet Entertainment Corporation, our wholly owned subsidiary, issued 1,000,000 shares of preferred stock to Mr. Letiziano for services related to the organization and structuring of Signet Entertainment Corporation and its proposed business plan prior to the merger with us. This transaction was valued at approximately $10,000, which approximates the value of the services provided. Such preferred shares were exchanged for equivalent shares of our preferred stock pursuant to the Share Exchange between us and Signet Entertainment Corporation.

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table during fiscal years ended December 31, 2005 and December 31, 2006.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during fiscals year ending December 31, 2005 and December 31, 2006, by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

We do not have any employment agreements in place with our sole officer and director.

FINANCIAL STATEMENTS

The required financial statements begin on page F-1 of this document

Signet International Holdings, Inc.
(a development stage company)

Contents

Page

Report of Independent Registered Certified Public Accounting Firm	F-2

Annual Consolidated Financial Statements

Consolidated Balance Sheets
as of December 31, 2006 and 2005	F-3

Consolidated Statements of Operations and Comprehensive Loss
for the years ended December 31, 2006 and 2005 and
for the period from October 17, 2003 (date of inception) through December 31, 2006	F-4

Consolidated Statement of Changes in Shareholders’ Equity
for the period from October 17, 2003 (date of inception) through December 31, 2006	F-5/F-6

Consolidated Statements of Cash Flows
for the years ended December 31, 2006 and 2005 and
for the period from October 17, 2003 (date of inception) through December 31, 2006	F-7

Notes to Consolidated Financial Statements	F-8

Interim Consolidated Financial Statements	F-16

Consolidated Balance Sheets
as of September 30, 2007 and 2006	F-17

Consolidated Statements of Operations and Comprehensive Loss
for the nine and three months ended September 30, 2007 and 2006 and
for the period from October 17, 2003 (date of inception) through September 30, 2007	F-18

Consolidated Statements of Cash Flows
for the nine months ended September 30, 2007 and 2006 and
for the period from October 17, 2003 (date of inception) through September 30, 2007	F-19

Notes to Consolidated Financial Statements	F-20

Letterhead of S. W. Hatfield, CPA

Report of Independent Registered Certified Public Accounting Firm
Board of Directors and Stockholders
Signet International Holdings, Inc.

We have audited the accompanying consolidated balance sheets of Signet International Holdings, Inc. (a Delaware corporation and a development stage company) and Subsidiary (a Florida corporation) as of December 31, 2006 and 2005 and the related consolidated statements of operations and comprehensive loss, consolidated changes in shareholders' deficit and consolidated statements of cash flows for each of the years ended December 31, 2006 and 2005 and for the period from October 17, 2003 (date of inception) through December 31, 2006, respectively. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Signet International Holdings, Inc. and Subsidiary as of December 31, 2006 and 2005 and the results of its consolidated operations and its consolidated cash flows each of the years ended December 31, 2006 and 2005 and for the period from October 17, 2003 (date of inception) through December 31, 2006, respectively, in conformity with generally accepted accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note C to the financial statements, the Company has no viable operations or significant assets and is dependent upon significant shareholders to provide sufficient working capital to maintain the integrity of the corporate entity. These circumstances create substantial doubt about the Company's ability to continue as a going concern and are discussed in Note C. The financial statements do not contain any adjustments that might result from the outcome of these uncertainties.

/s/ S. W. Hatfield, CPA
S. W. HATFIELD, CPA

Dallas, Texas
March 16, 2007

Signet International Holdings, Inc. and Subsidiary
(a development stage company)
Consolidated Balance Sheets
December 31, 2006 and 2005

	December 31,	December 31,
	2006	2005
ASSETS
Current Assets
Cash in bank	$153,847	$401,370

Total Assets	$153,847	$401,370

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Liabilities
Current Liabilities
Note payable	$-	$90,000
Accounts payable - trade	26,543	-
Other accrued liabilities	88,375	33,939
Accrued officer compensation	216,170	148,420

Total Current Liabilities	331,088	272,359

Commitments and Contingencies

Shareholders’ Equity (Deficit)
Preferred stock - $0.001 par value
50,000,000 shares authorized
5,000,000 shares designated,
issued and outstanding, respectively	5,000	5,000
Common stock - $0.001 par value.
100,000,000 shares authorized.
4,102,000 and 3,887,000 shares
issued and outstanding, respectively	4,102	3,887
Additional paid-in capital	737,592	522,807
Deficit accumulated during the development stage	(923,895)	(402,683)

Total Shareholders’ Equity (Deficit)	(177,201)	(129,011)

Total Liabilities and Shareholders’ Equity	$153,887	$401,370

The accompanying notes are an integral part of these financial statements.

Signet International Holdings, Inc. and Subsidiary
(a development stage company)
Consolidated Statements of Operations and Comprehensive Loss
Years ended December 31, 2006 and 2005 and
Period from October 17, 2003 (date of inception) through December 31, 2006

	Year ended December 31,	Year ended December 31,	Period from October 17, 2003 (date of inception) through December 31,
	2006	2005	2006

Revenues	$-	$-	$-

Expenses
Organizational and formation expenses	-	48,991	89,801
Officer compensation	70,000	70,000	221,670
Other salaries	35,375	10,750	70,625
Other general and administrative expenses	411,441	97,462	532,839

Total expenses	516,816	227,203	914,935

Loss from operations	(516,816)	(227,203)	(914,935)

Other income (expense)
Interest expense	(4,436)	(4,564)	(9,000)

Loss before provision for income taxes	(521,252)	(231,767)	(923,935)

Provision for income taxes	-	-	-

Net Loss	(521,252)	(231,767)	(923,935)

Other Comprehensive Income	-	-	-

Comprehensive Loss	$(521,252)	$(231,767)	$(923,935)

Loss per share of common stock
outstanding computed on net loss -
basic and fully diluted	$(0.13)	$(0.07)	$(0.25)

Weighted-average number of shares
outstanding - basic and fully diluted	3,992,863	3,546,907	3,654,526

The accompanying notes are an integral part of these financial statements.

Signet International Holdings, Inc. and Subsidiary
(a development stage company)
Consolidated Statement of Changes in Shareholders’ Equity (Deficit)
Period from October 17, 2003 (date of inception) through December 31, 2006

	Preferred Stock		Common Stock		Additional paid-in	Deficit Accumulated during the development	Stock subscription
	Shares	Amount	Shares	Amount	capital	stage	receivable	Total
Stock issued at formation of
Signet International
Holdings, Inc.	-	$-	100,000	$100	$-	$-	$-	$100
Effect of reverse merger
transaction with Signet
Entertainment Corporation	4,000,000	4,000	3,294,000	3,294	33,416	-	-	40,710
Capital contributed to
support operations	-	-	-	-	3,444	-	-	3,444
Net loss for the period	-	-	-	-	-	(59,424)	-	(59,424)

Balances at
December 31, 2003	4,000,000	4,000	3,394,000	3,394	36,860	(59,424)	-	(15,170)

Common stock sold pursuant
to a private placement	-	-	70,000	70	34,930	-	(35,000)	-
Capital contributed to
support operations	-	-	-	-	20,492	-	-	20,492
Net loss for the year	-	-	-	-	-	(111,492)	-	(111,492)

Balances at
December 31, 2004	4,000,000	4,000	3,464,000	3,464	92,282	(170,916)	(35,000)	(106,170)

Issuance of preferred stock
for services	1,000,000	1,000	-	-	8,519	-	-	9,519
Common stock sold pursuant
to an August 2005 private
placement	-	-	57,000	57	513	-	-	570
Adjustment for stock sold at
less than “fair value”	-	-	-	-	56,430	-	-	56,430
Common stock sold pursuant
to a September 2005 private
placement	-	-	366,000	366	365,634	-	-	366,000
Cost of obtaining capital	-	-	-	-	(10,446)	-	-	(10,446)
Collections on stock
subscription receivable	-	-	-	-	-	-	35,000	35,000
Capital contributed to
support operations	-	-	-	-	9,875	-	-	9,875
Net loss for the period	-	-	-	-	-	(231,767)	-	(231,767)
Balance at
December 31, 2005	5,000,000	$5,000	3,887,000	$3,887	$522,807	$(402,683)		$$129,011

-Continued-

The accompanying notes are an integral part of these financial statements.

Signet International Holdings, Inc. and Subsidiary
(a development stage company)
Consolidated Statement of Changes in Shareholders’ Equity (Deficit)
Period from October 17, 2003 (date of inception) through December 31, 2006

Preferred Stock		Common Stock		Additional paid-in	Deficit Accumulated during the development	Stock subscription
Shares	Amount	Shares	Amount	capital	stage	receivable	Total
Common stock sold pursuant
to a September 2005 private
placement memorandum	-	-	15,000	15	14,985	-	-	15,000

Purchase of treasury stock	-	-	(50,000)	(50)	(49,950)	-	-	(50,000)

Common stock issued for
consulting services	-	-	250,000	250	249,750	-	-	250,000

Net loss for the year	-	-	-	-	-	(521,252)	-	(521,252)
Balance at
December 31, 2006	5,000,000	$5,000	4,102,000	$4,102	$737,592	$(923,935)	-	$(177,241)

The accompanying notes are an integral part of these financial statements.

Signet International Holdings, Inc. and Subsidiary
(a development stage company)
Consolidated Statements of Cash Flows
Years ended December 31, 2006 and 2005 and
Period from October 17, 2003 (date of inception) through December 31, 2006

	Year ended December 31,	Year ended December 31,	Period from October 17, 2003 (date of inception) through December 31,
	2006	2005	2006

Cash Flows from Operating Activities
Net loss for the period	$(521,252)	$(231,767)	(923,935)
Adjustments to reconcile net loss
to net cash provided by operating activities
Depreciation and amortization	-	-	-
Organizational expenses paid
with issuance of common stock	-	9,519	50,810
Expenses paid with issuance of common stock	250,000	56,430	306,430
Increase (Decrease) in
Accounts payable - trade	26,543	-	26,543
Accrued liabilities	54,436	9,439	88,375
Accrued officers compensation	67,750	66,750	216,170

Net cash used in operating activities	(122,523)	(89,629)	(235,607)

Cash Flows from Investing Activities	-	-	-

Cash Flows from Financing Activities
Proceeds from note payable	-	90,000	90,000
Repayment of note payable	(90,000)	-	(90,000)
Proceeds from sale of common stock	15,000	401,570	416,089
Cash paid to acquire capital	-	(10,447)	(10,447)
Purchase of treasury stock	(50,000)	-	(50,000)
Capital contributed to support operations	-	9,876	33,812

Net cash (used in) financing activities	(125,000)	490,999	389,454

Increase (Decrease) in Cash	(247,523)	401,370	153,847

Cash at beginning of period	401,370	-	-

Cash at end of period	$153,847	$401,370	$153,847

Supplemental Disclosure of
Interest and Income Taxes Paid
Interest paid for the year	$9,000	$-	$9,000
Income taxes paid for the year	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

Signet International Holdings, Inc. and Subsidiary
(a development stage company)
Notes to Consolidated Financial Statements
December 31, 2006 and 2005

Note A - Organization and Description of Business

Signet International Holdings, Inc. was incorporated on February 2, 2005 in accordance with the Laws of the State of Delaware as 51142, Inc.

On September 8, 2005, pursuant to a Stock Purchase Agreement and Share Exchange (Agreement) by and among Signet International Holdings, Inc. (Signet); Signet Entertainment Corporation (SIG) and the shareholders of SIG (Shareholders) (collectively SIG and the SIG shareholders shall be known as the “SIG Group”), Signet acquired 100.0% of the then issued and outstanding preferred and common stock of SIG for a total of 3,421,000 common shares and 5,000,000 preferred shares of Signet’s stock issued to the SIG Group. Pursuant to the agreement, SIG became a wholly owned subsidiary of Signet.

Signet Entertainment Corporation was incorporated on October 17, 2003 in accordance with the Laws of the State of Florida. SIG was formed to establish a television network “The Gaming and Entertainment Network”.

The Company is considered in the development stage and, as such, has generated no significant operating revenues and has incurred cumulative operating losses of approximately $924,000.

Note B - Preparation of Financial Statements

The acquisition of Signet Entertainment Corporation by Signet International Holdings, Inc. effected a change in control of Signet International Holdings, Inc. and is accounted for as a “reverse acquisition” whereby Signet Entertainment Corporation is the accounting acquirer for financial statement purposes. Accordingly, for all periods subsequent to the “reverse merger” transaction, the financial statements of the Signet International Holdings, Inc. will reflect the historical financial statements of Signet Entertainment Corporation from it’s inception and the operations of Signet International Holdings, Inc. subsequent to the September 8, 2005 transaction date.

The Company follows the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and has a year-end of December 31.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

The accompanying consolidated financial statements contain the accounts of Signet International Holdings, Inc. and its wholly-owned subsidiary, Signet Entertainment Corporation. All significant intercompany transactions have been eliminated. The consolidated entities are collectively referred to as “Company”.

Note C - Going Concern Uncertainty

The Company is still in the process of developing and implementing it’s business plan and raising additional capital. As such, the Company is considered to be a development stage company.

The Company's continued existence is dependent upon its ability to generate sufficient cash flows from operations to support its daily operations as well as provide sufficient resources to retire existing liabilities and obligations on a timely basis.

Signet International Holdings, Inc. and Subsidiary
(a development stage company)
Notes to Consolidated Financial Statements
December 31, 2006 and 2005

Note C - Going Concern Uncertainty - Continued

The Company anticipates that future sales of equity securities to fully implement it’s business plan or to raise working capital to support and preserve the integrity of the corporate entity may be necessary. There is no assurance that the Company will be able to obtain additional funding through the sales of additional equity securities or, that such funding, if available, will be obtained on terms favorable to or affordable by the Company.

If no additional capital is received to successfully implement the Company’s business plan, the Company will be forced to rely on existing cash in the bank and upon additional funds which may or may not be loaned by management and/or significant stockholders to preserve the integrity of the corporate entity at this time. In the event, the Company is unable to acquire sufficient capital, the Company’s ongoing operations would be negatively impacted.

It is the intent of management and significant stockholders to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity. However, no formal commitments or arrangements to advance or loan funds to the Company or repay any such advances or loans exist. There is no legal obligation for either management or significant stockholders to provide additional future funding.

While the Company is of the opinion that good faith estimates of the Company’s ability to secure additional capital in the future to reach our goals have been made, there is no guarantee that the Company will receive sufficient funding to sustain operations or implement any future business plan steps.

Note D - Summary of Significant Accounting Policies

1. Cash and cash equivalents

For Statement of Cash Flows purposes, the Company considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

2.	Organization costs

The Company has adopted the provisions of AICPA Statement of Position 98-5, “Reporting on the Costs of Start-Up Activities” whereby all organizational and initial costs incurred with the incorporation and initial capitalization of the Company were charged to operations as incurred.

3.	Research and development expenses

Research and development expenses are charged to operations as incurred.

4.	Advertising expenses

The Company does not utilize direct solicitation advertising. All other advertising and marketing expenses are charged to operations as incurred.

5.	Income Taxes

The Company uses the asset and liability method of accounting for income taxes. At December 31, 2006 and 2005, respectively, the deferred tax asset and deferred tax liability accounts, as recorded when material to the financial statements, are entirely the result of temporary differences. Temporary differences represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation and amortization, allowance for doubtful accounts and vacation accruals.

Signet International Holdings, Inc. and Subsidiary
(a development stage company)
Notes to Consolidated Financial Statements
December 31, 2006 and 2005

Note D - Summary of Significant Accounting Policies - Continued

5.	Income Taxes - continued

As of December 31, 2006 and 2005, the deferred tax asset related to the Company’s net operating loss carryforward is fully reserved. Due to the provisions of Internal Revenue Code Section 338, the Company may have no net operating loss carryforwards available to offset financial statement or tax return taxable income in future periods as a result of a change in control involving 50 percentage points or more of the issued and outstanding securities of the Company.

6.	Earnings (loss) per share

Basic earnings (loss) per share is computed by dividing the net income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the respective period presented in our accompanying financial statements.

Fully diluted earnings (loss) per share is computed similar to basic income (loss) per share except that the denominator is increased to include the number of common stock equivalents (primarily outstanding options and warrants).

Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method, at either the beginning of the respective period presented or the date of issuance, whichever is later, and only if the common stock equivalents are considered dilutive based upon the Company’s net income (loss) position at the calculation date.

At December 31, 2006 and 2005, and subsequent thereto, the Company’s issued and outstanding preferred stock is considered anti-dilutive due to the Company’s net operating loss position.

Note E - Fair Value of Financial Instruments

The carrying amount of cash, accounts receivable, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.

Interest rate risk is the risk that the Company’s earnings are subject to fluctuations in interest rates on either investments or on debt and is fully dependent upon the volatility of these rates. The Company does not use derivative instruments to moderate its exposure to interest rate risk, if any.

Financial risk is the risk that the Company’s earnings are subject to fluctuations in interest rates or foreign exchange rates and are fully dependent upon the volatility of these rates. The company does not use derivative instruments to moderate its exposure to financial risk, if any.

Note F - Note Payable

Note payable consists of the following at December 31, 2006 and 2005, respectively:

	December 31.	December 31.
	2006	2005
$90,000 note payable to an individual. Interest at 10.0%.
Principal and accrued interest due at maturity on
July 1, 2006. Collateralized by controlling interest
in the common stock of Signet International Holdings,
Inc. (formerly 51142, Inc.). Note fully funded in July 2005
and paid in full in May 2006	$-	$90,000

Signet International Holdings, Inc. and Subsidiary
(a development stage company)
Notes to Consolidated Financial Statements
December 31, 2006 and 2005

Note G - Income Taxes
The components of income tax (benefit) expense each of the years ended December 31, 2006 and 2005 and for the period from October 17, 2003 (date of inception) through December 31, 2006, are as follows:

	Year ended	Year ended	Period from October 17, 2003 (date of inception) through
	December 31,	December 31,	December 31,
	2006	2005	2006
Federal:
Current	$-	$-	$-
Deferred	-	-	-
State:
Current	-	-	-
Deferred	-	-	-
		-	-
Total	$-	$-	$-

As of December 31, 2006, the Company has a net operating loss carryforward of approximately $441,000 for Federal and State income tax purposes.. The amount and availability of any future net operating loss carryforwards may be subject to limitations set forth by the Internal Revenue Code. Factors such as the number of shares ultimately issued within a three year look-back period; whether there is a deemed more than 50 percent change in control; the applicable long-term tax exempt bond rate; continuity of historical business; and subsequent income of the Company all enter into the annual computation of allowable annual utilization of the carryforwards.

The Company's income tax expense (benefit) for each of the years ended December 31, 2006 and 2005 and for the period from October 17, 2003 (date of inception) through December 31, 2006, respectively, differed from the statutory federal rate of 34 percent as follows:

	Year ended	Year ended	Period from October 17, 2003 (date of inception) through
	December 31,	December 31,	December 31,
	2006	2005	2006

Statutory rate applied to income before income taxes	$(177,000)	$(78,800)	$(137,000)
Increase (decrease) in income taxes resulting from:
State income taxes	-	-	-
Non-deductible officers compensation	23,000	23,800	74,600
Non-deductible consulting fees related to issuance
of common stock at less than “fair value”	42,500	-	61,700
Other, including reserve for deferred tax
asset and application of net operating loss carryforward	111,500	55,000	700

Income tax expense	$-	$-	$-

Signet International Holdings, Inc. and Subsidiary
(a development stage company)
Notes to Consolidated Financial Statements
December 31, 2006 and 2005

Note G - Income Taxes - Continued

Temporary differences, consisting primarily of the prospective usage of net operating loss carryforwards give rise to deferred tax assets and liabilities as of December 31, 2006 and 2005, respectively:

	December 31,	December 31,
	2006	2005
Deferred tax assets
Net operating loss carryforwards	$150,000	$67,000
Officer compensation deductible when paid	74,600	50,500
Less valuation allowance	(224,600)	(117,500)

Net Deferred Tax Asset	$-	$-

Note H - Preferred Stock

On March 14, 2007, the Company formally designated a series of Super Preferred Stock of the Company’s 50,000,000 authorized shares of the capital preferred stock of the Corporation. The designated Series A Convertible Super Preferred Stock (the "Series A Super Preferred Stock"), to consist of 5,000,00 shares, par value $.001 per share, which shall have the following preferences, powers, designations and other special rights:

Voting:
Holders of the Series A Super Preferred Stock shall have ten votes per share held on all matters submitted to the shareholders of the Company for a vote thereon. Each holder of these shares shall have the option to appoint two additional members to the Board of Directors. Each share shall be convertible into ten (10) shares of common stock.

Dividends:
The holders of Series A Super Preferred Stock shall be entitled to receive dividends or distributions on a pro rata basis with the holders of common stock when and if declared by the Board of Directors of the Company. Dividends shall not be cumulative. No dividends or distributions shall be declared or paid or set apart for payment on the Common Stock in any calendar year unless dividends or distributions on the Series A Preferred Stock for such calendar year are likewise declared and paid or set apart for payment. No declared and unpaid dividends shall bear or accrue interest.

Liquidation
Preference
Upon the liquidation, dissolution and winding up of the Company, whether voluntary or involuntary, the holders of the Series A Super Preferred Stock then outstanding shall be entitled to, on a pro-rata basis with the holders of common stock, distributions of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders.

The Board of Directors has the authority, without further action by the shareholders, to issue, from time to time, preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

On October 20, 2003, in conjunction with the formation and incorporation of Signet Entertainment Corporation, SIG issued 4,000,000 shares of preferred stock to the incorporating persons. This transaction was valued at approximately $40,000, which approximates the value of the services provided.

On July 19, 2005, the Company issued 1,000,000 shares of preferred stock to an existing shareholder and Company officer for services related to the organization and structuring of the Company and it’s proposed business plan. This transaction was valued at approximately $10,000, which approximates the value of the services provided.

Concurrent with the reverse merger transaction, these shareholders exchanged their Signet Entertainment Corporation preferred stock for equivalent shares of Signet International Holdings, Inc. Series A Super Preferred stock, as described above.

Signet International Holdings, Inc. and Subsidiary
(a development stage company)
Notes to Consolidated Financial Statements
December 31, 2006 and 2005

Note I - Common Stock Transactions

On October 17, 2003 and November 1, 2003, in connection with the incorporation and formation of the Company, an aggregate of approximately 3,294,000 shares of restricted, unregistered shares of common stock and were issued to various founding individuals. This combined preferred stock and common stock issuances were collectively valued at approximately $40,810, which approximated the fair value of the time provided by the individuals and the related out-of-pocket expenses.

On June 16, 2004 and December 3, 2004, the Company sold, in three separate transactions to three unrelated individuals, an aggregate 70,000 shares of restricted, unregistered common stock for $35,000 cash. These shares were sold pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and no underwriter was used any of the three transactions.

Between July 20, 2005 and August 26, 2005, Signet Entertainment Corporation sold an aggregate 57,000 shares of common stock to existing and new shareholders at a price of $0.01 per share for gross proceeds of approximately $570. As this selling price was substantially below the “fair value” of comparable transactions, the Company recognized a charge to operations for consulting expense equivalent to the difference between the established “fair value” of $1.00 per share (as determined by the pricing in the September 2005 Private Placement Memorandum) and the selling price of $0.01 per share.

On September 9, 2005, the Company commenced the sale of common stock pursuant to a Private Placement Memorandum in a self-underwritten offering. This Memorandum is offering for sale to persons who qualify as accredited investors and to a limited number of sophisticated investors, on a best efforts basis, up to 2,000,000 of our common shares at $1.00 per share, for anticipated gross proceeds of $2,000,000. The common shares will be offered through the Company’s officers and directors on a best-efforts basis. The minimum investment is $1,000, however, the Company might, at it’s sole discretion, accept subscriptions for lesser amounts. Funds received from all subscribers will be released to the Company upon acceptance of the subscriptions by the Company’s management. Through December 31, 2006, the Company has sold an aggregate 381,000 shares for gross proceeds of $381,000 under this Memorandum.

On March 31, 2006, the Company repurchased 50,000 shares of common stock from the estate of a deceased shareholder which purchased said shares for $50,000 cash pursuant to the aforementioned September 2005 Private Placement Memorandum for $50,000 cash. In June 2006, the Company’s Board of Directors cancelled these shares and returned them to unissued status.

On June 22, 2006, the Company issued 250,000 shares of unregistered, restricted common stock, valued at $0.50 per share or $125,000, in payment of consulting fees. As the agreed-upon value of the services provided was less than the “fair value” of comparable transactions, the Company has recognized an additional charge to Consulting Fees equivalent to the difference between the established “fair value” of $1.00 per share (as determined by the pricing in the September 2005 Private Placement Memorandum) and the agreed-upon value of $0.50 per share in the corresponding line item in the Company’s Statement of Operations.

Note J - Commitments

Leased office space

The Company operates from leased office facilities at 205 Worth Avenue, Suite 316 Palm Beach, FL 33480 under an operating lease. The lease agreement was originally expired to expire in July 2009 and has been subsequently amended to a month-to-month basis. The lease requires monthly payments of approximately $928. The Company is not responsible for any additional charges for common area maintenance.

The Company also reimburses two non-executive personnel for the use of their personal home offices, which are not exclusive to the Company’s business, at approximately $250 per month. These agreements are on a month-to-month basis.

Signet International Holdings, Inc. and Subsidiary
(a development stage company)
Notes to Consolidated Financial Statements
December 31, 2006 and 2005

Note J - Commitments - Continued

Leased office space - continued

For the respective years ended December 31, 2006 and 2005, the Company paid an aggregate of $34,755 and $16,738 for rent under these agreements.

Triple Play Management Agreement

On October 23, 2003, Signet Entertainment entered into a Management Agreement with Triple Play Media Management (Triple Play) of Peoria, Arizona. Triple Play is engaged to be the management company to manage and operate any acquired Signet facility (facilities) on a permanent basis for Signet for a period of ten years (the initial period) with an automatic extension of an additional ten years unless the dissenting party gives proper notice.

To facilitate this Management Agreement, Signet will endeavor to raise capital contributions through a Private Placement Offering, Regulation 506 and /or a Public Offering and show evidence of the total capital funds required for the establishment of the Network including providing funds for the budgeted operations of the business for the term of this agreement plus extensions. Signet will also provide a minimum of 17,500 square feet of permanent structure (connector facility), fully equipped to accommodate full- service television studios, sound stages and various production equipment within completely air-conditioned and heated work places and mobile modular production unit (s) fully equipped and a Eutelsat satellite Hot Bird and delivery system. Triple Play will, in turn, perform the following actions: a) acquire and maintain various licenses; b) compliance with local ordinances and state laws; c) maintain complete books of account, which shall comply with requirements of any governmental agency including all Federal Communications commission (FCC) regulations; d),provide an annual budget to Signet, addressing all operating activities, including a reserve for repairs, refurbishment, and replacements to maintain the premises and equipment in good condition; e) make no expenditures other than those items provided in an annual budget; f) maintain books and records to be made available to Signet representatives; g) have complete creative control and authority to determine all matters concerning decor, design, arrangement, format and all production presentations including creative design, absolute control and discretion with respect to the operation of the premises; and h) be responsible for all necessary and proper insurances safeguarding against all reasonably foreseeable risks on a replacement cost basis of coverage to both parties , the business and its assets.

Upon Signet’s raising the necessary required funding through a secondary offering, Signet will begin funding the working capital requirements of Triple Play for a share of Triple Play’s profit. The working capital commitment is based on mutually agreed budgets and is projected to amount approximately $15 million, inclusive of management fees. This advance of management fees would be drawn down by Triple Play over approximately the first 12 months of its operations which would begin once Signet has access to the secondary offering funding. This advance will be recovered by Signet from Triple Play’s future cash flows. In return, Signet will receive 87.5 % of Triple Play’s monthly gross revenues less Triple Play’s monthly operating expenses.

For the services, Triple Play shall render to Signet, Signet shall pay management fees to Triple Play based upon Triple Play’s gross revenues, as follows: a) 12% of Triple Play’s gross revenues, provided that Triple Play realizes a minimum pre tax net profit of 25%, plus b) ½% (one half percent) of Triple Play’s gross revenues for Triple Play’s costs of licenses and permits for international air waves and feeds duties and taxes, satellite transmission links, down links, including earth stations. The fees in a) and b), noted above, shall become due from Signet within 90 days after the close of each calendar year based on a determination by independently prepared Certified Public Accountants’ reports. These reports will account for advances Signet has made.

Triple Play’s Chief Executive Officer, Richard Grad, one of Signet’s founding shareholders, will be paid by Signet, a signing bonus of $50,000 upon the funding of a future Signet offering. Signet will also pay to Mr. Grad the following annual compensation during the entire term of this agreement, including extensions thereto: 1) a guaranteed annual salary of $200,000.(Two Hundred Thousand), per year payable at the beginning of each month at the rate of twelve equal installments and will be subsequently deducted from each annual management fee settlement noted above; 2) an allowance of $1,500 for moving and relocation expenses and 3) ordinary and reasonable employee benefits related to health insurance. It is specifically noted that Mr. Grad will function solely as an independent contractor representing Triple Play and will not be construed as a Signet employee.

Signet International Holdings, Inc. and Subsidiary
(a development stage company)
Notes to Consolidated Financial Statements
December 31, 2006 and 2005

Note J - Commitments - Continued

Big Vision Management Contract

On July 22, 2005, Signet Entertainment entered into a Management Agreement with Big Vision Studios, a Nevada Limited Liability Company (Big Vision) located in both Las Vegas, Nevada and Burbank, California whereby Big Vision will be the exclusive supplier of High Definition Equipment and Studio rental for Signet. This agreement is for a period of one (1) year, commencing with the submission by Signet’s of evidence of the total capital funds required for the establishment of Signet’s Network including providing funds for the budgeted operations of the business for the term of this agreement plus extensions to Big Vision, with an automatic extension of an additional five years unless the dissenting parry gives proper notice. Signet has agreed to pay a reduced fee to Big Vision, at a discount negotiated off of Big Vision’s published standard rate card, for the first year of Signer’s operations. After the initial year, Signet has agreed to pay Big Vision based on Big Vision’s published standard rate card at that point in time plus an additional 15% in consideration of Big Vision’s concession in rates for the first year. Signet has agreed to continue paying pursuant to Big Vision’s published standard rate card plus 15% for as long as this agreement is in place. All fees will be paid as they become due and payable according to Big Vision’s requirements.

Broadcast Property Acquisition

On April 13, 2006, Signet executed a Letter of Agreement to Purchase with Freehawk Productions, Inc. of Royal Palm Beach, Florida whereby Signet would acquire 20 original one-half hour screenplays and four (4) additional episodes per screenplay for a total of 100 separate broadcast properties to be delivered over a 36-month period from April 13, 2006. The agreed-upon purchase price for the total 20 one half-hour ready-to-air shows and the accompanying supplemental 80 one half- hour ready-to-air episodes is $3,000,000.00. This price includes all of the rights, title and privileges related to the ownership of said broadcast properties. On August 19, 2006, by mutual agreement, Signet and Freehawk rescinded this Agreement and intend to enter into a restructured agreement in a future period.

(Remainder of this page left blank intentionally)

Signet International Holdings, Inc. and Subsidiary
(a development stage enterprise)

September 30, 2007 and 2006

Signet International Holdings, Inc. and Subsidiary
(a development stage enterprise)
Consolidated Balance Sheets
September 30, 2007 and 2006

(Unaudited)

	September 30,	September 30,
	2007	2006
ASSETS
Current Assets
Cash in bank	$73,417	$170,947
Total Current Assets	73,417	170,947

Other Assets
Broadcast and intellectual properties,
net of accumulated amortization of $-0-	4,007,249	-

Total Assets	$4,080,666	$170,947

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Liabilities
Current Liabilities
Accounts payable - trade	$7,378	$12,877
Other accrued liabilities	120,875	102,337
Accrued officer compensation	321,170	199,920
Total Current Liabilities	449,423	315,134

Long-Term Liabilities
Contracts payable on broadcast properties
and intellectual properties	75,000	-
Total Liabilities	524,423	315,134

Commitments and Contingencies

Shareholders’ Equity (Deficit)
Preferred stock - $0.001 par value
50,000,000 shares authorized
5,000,000 issued and outstanding, respectively	5,000	5,000
Common stock - $0.001 par value
100,000,000 shares authorized.
4,504,962 and 4,102,000 shares
issued and outstanding, respectively	4,505	4,102
Additional paid-in capital	4,688,738	737,592
Deficit accumulated during the development stage	(1,142,000)	(890,881)

Total Shareholders’ Equity (Deficit)	3,556,243	(144,187)

Total Liabilities and Shareholders’ Equity	$4,080,666	$170,947

The financial information presented herein has been prepared by management without audit by independent certified public accountants.
The accompanying notes are an integral part of these financial statements.

Signet International Holdings, Inc. and Subsidiary
(a development stage enterprise)
Consolidated Statements of Operations and Comprehensive Loss
Nine and Three months ended September 30, 2007 and 2006 and
Period from October 17, 2003 (date of inception) through September 30, 2007

(Unaudited)

					Period from
					October 17, 2003
	Nine months	Nine months	Three months	Three months	(date of inception)
	ended	ended	ended	ended	through
	September 30,	September 30,	September 30,	September 30,	September 30,
	2007	2006	2007	2006	2007
Revenues	$-	$-	$-	$-	$-

Expenses
Organizational
and formation expenses	-	-	-	-	89,801
Officer compensation	105,000	52,500	35,000	17,500	326,670
Other salaries	24,250	26,375	7,000	9,502	94,875
Other general and
administrative expenses	88,855	404,887	26,018	36,751	621,654
Total Expenses	218,105	483,762	68,018	63,753	1,133,000

Loss from Operations	(218,105)	(483,762)	(68,018)	(63,753)	(1,133,000)

Other Expense
Interest expense	-	(4,436)	-	-	(9,000)

Loss before
Provision for Income Taxes	(218,105)	(488,198)	(68,018)	(63,753)	(1,142,000)

Provision for Income Taxes	-	-	-	-	-

Net Loss	(218,105)	(488,198)	(68,018)	(63,753)	(1,142,000)

Other Comprehensive Income	-	-	-	-	-

Comprehensive Loss	$(218,105)	$(488,198)	$(68,018)	$(63,753)	$(1,142,000)

Loss per weighted-average share
of common stock outstanding,
computed on Net Loss -
basic and fully diluted	$(0.05)	$(0.12)	$(0.02)	$(0.02)	$(0.30)

Weighted-average number of
shares of common stock
outstanding	4,328,363	3,956,084	4,496,810	4,102,000	3,781,832

The financial information presented herein has been prepared by management without audit by independent certified public accountants.
The accompanying notes are an integral part of these financial statements.

Signet International Holdings, Inc. and Subsidiary
(a development stage enterprise)
Consolidated Statements of Cash Flows
Nine months ended September 30, 2007 and 2006 and
Period from October 17, 2003 (date of inception) through September 30, 2007

(Unaudited)

	Nine months ended September 30, 2007	Nine months ended September 30, 2006	Period from October 17, 2003 (date of inception) through September 30, 2007
Cash Flows from Operating Activities
Net Loss	$(218,105)	$(488,198)	$(1,142,000)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	-	-	-
Organizational expenses paid with issuance of common and preferred stock	-	-	50,810
Expenses paid with common stock	-	250,000	306,430
Increase (Decrease) in
Accounts payable - trade	(19,165)	12,877	7,378
Accrued liabilities	32,540	68,398	120,875
Accrued officers compensation	105,000	51,500	321,170
Net cash used in operating activities	(99,730)	(105,423)	(335,337)

Cash Flows from Investing Activities	-	-	-

Cash Flows from Financing Activities
Cash proceeds from note payable	-	-	90,000
Cash paid to retire note payable	-	(90,000)	(90,000)
Cash proceeds from sale of common stock	19,300	15,000	435,389
Purchase of treasury stock	-	(50,000)	(50,000)
Cash paid to acquire capital	-	-	(10,447)
Capital contributed to support operations	-	-	33,812
Net cash provided by financing activities	19,300	(125,000)	408,754

Increase (Decrease) in Cash and Cash Equivalents	(80,430)	(230,423)	73,417
Cash and cash equivalents at beginning of period	153,847	401,370	-

Cash and cash equivalents at end of period	$73,417	$170,947	$73,417

Supplemental Disclosures of Interest and Income Taxes Paid
Interest paid during the period	$-	$-	$9,000
Income taxes paid (refunded)	$-	$-	$-

Supplemental Disclosures of Non-Cash Investing and Financing Activities
Acquisition of broadcast and intellectual properties with long-term contracts payable and common stock	$4,007,249	$-	$4,007,249

The financial information presented herein has been prepared by management without audit by independent certified public accountants.
The accompanying notes are an integral part of these financial statements.

Signet International Holdings, Inc. and Subsidiary
(a development stage enterprise)
Notes to Consolidated Financial Statements
September 30, 2007 and 2006

Note A - Organization and Description of Business

Signet International Holdings, Inc. was incorporated on February 2, 2005 in accordance with the Laws of the State of Delaware as 51142, Inc.

On September 8, 2005, pursuant to a Stock Purchase Agreement and Share Exchange (Agreement) by and among Signet International Holdings, Inc. (Signet); Signet Entertainment Corporation (SIG) and the shareholders of SIG (Shareholders) (collectively SIG and the SIG shareholders shall be known as the “SIG Group”), Signet acquired 100.0% of the then issued and outstanding preferred and common stock of SIG for a total of 3,421,000 common shares and 5,000,000 preferred shares of Signet’s stock issued to the SIG Group.  Pursuant to the agreement, SIG became a wholly owned subsidiary of Signet.

Signet Entertainment Corporation was incorporated on October 17, 2003 in accordance with the Laws of the State of Florida.  SIG was formed to establish a television network “The Gaming and Entertainment Network”.

The Company is considered in the development stage and, as such, has generated no significant operating revenues and has incurred cumulative operating losses of approximately $1,142,000.

Note B - Preparation of Financial Statements

The acquisition of Signet Entertainment Corporation by Signet International Holdings, Inc. effected a change in control of Signet International Holdings, Inc. and is accounted for as a “reverse acquisition” whereby Signet Entertainment Corporation is the accounting acquirer for financial statement purposes.  Accordingly, for all periods subsequent to the “reverse merger” transaction, the financial statements of the Signet International Holdings, Inc. will reflect the historical financial statements of Signet Entertainment Corporation from it’s inception and the operations of Signet International Holdings, Inc. subsequent to the September 8, 2005 transaction date.

The Company follows the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and has a year-end of December 31.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud.  The Company’s system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

During interim periods, the Company follows the accounting policies set forth in its annual audited financial statements filed with the U. S. Securities and Exchange Commission on its Annual Report on Form 10-KSB for the year ended December 31, 2006.  The information presented within these interim financial statements may not include all disclosures required by generally accepted accounting principles and the users of financial information provided for interim periods should refer to the annual financial information and footnotes when reviewing the interim financial results presented herein.

In the opinion of management, the accompanying interim financial statements, prepared in accordance with the U. S. Securities and Exchange Commission’s instructions for Form 10-QSB, are unaudited and contain all material adjustments, consisting only of normal recurring adjustments necessary to present fairly the financial condition, results of operations and cash flows of the Company for the respective interim periods presented.  The current period results of operations are not necessarily indicative of results which ultimately will be reported for the full fiscal year ending December 31, 2007.

Signet International Holdings, Inc. and Subsidiary
(a development stage enterprise)
Notes to Consolidated Financial Statements - Continued
September 30, 2007 and 2006

Note B - Preparation of Financial Statements - Continued

The accompanying consolidated financial statements contain the accounts of Signet International Holdings, Inc. and its wholly-owned subsidiary, Signet Entertainment Corporation.  All significant intercompany transactions have been eliminated.  The consolidated entities are collectively referred to as “Company”.

Note C - Going Concern Uncertainty

The Company remains in the process of implementing it’s business plan, which will require the raising of additional capital.  As such, the Company is considered to be a development stage company.

The Company's continued existence is dependent upon its ability to generate sufficient cash flows from operations to support its daily operations as well as provide sufficient resources to retire existing liabilities and obligations on a timely basis.

The Company anticipates that future sales of equity securities to fully implement it’s business plan or to raise working capital to support and preserve the integrity of the corporate entity may be necessary.  There is no assurance that the Company will be able to obtain additional funding through the sales of additional equity securities or, that such funding, if available, will be obtained on terms favorable to or affordable by the Company.

If no additional capital is received to successfully implement the Company’s business plan, the Company will be forced to rely on existing cash in the bank and upon additional funds which may or may not be loaned by management and/or significant stockholders to preserve the integrity of the corporate entity at this time.  In the event, the Company is unable to acquire sufficient capital, the Company’s ongoing operations would be negatively impacted.

It is the intent of management and significant stockholders to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity.  However, no formal commitments or arrangements to advance or loan funds to the Company or repay any such advances or loans exist.  There is no legal obligation for either management or significant stockholders to provide additional future funding.

While the Company is of the opinion that good faith estimates of the Company’s ability to secure additional capital in the future to reach our goals have been made, there is no guarantee that the Company will receive sufficient funding to sustain operations or implement any future business plan steps.

Note D - Summary of Significant Accounting Policies

1.	Cash and cash equivalents

For Statement of Cash Flows purposes, the Company considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

2.	Organization costs

The Company has adopted the provisions of AICPA Statement of Position 98-5, “Reporting on the Costs of Start-Up Activities” whereby all organizational and initial costs incurred with the incorporation and initial capitalization of the Company were charged to operations as incurred.

3.	Research and development expenses

Research and development expenses are charged to operations as incurred.

Signet International Holdings, Inc. and Subsidiary
(a development stage enterprise)
Notes to Consolidated Financial Statements - Continued
September 30, 2007 and 2006

Note D - Summary of Significant Accounting Policies - Continued

4.	Advertising expenses

The Company does not utilize direct solicitation advertising.  All other advertising and marketing expenses are charged to operations as incurred.

5.	Income Taxes

The Company uses the asset and liability method of accounting for income taxes.  At September 30, 2007 and 2006, respectively, the deferred tax asset and deferred tax liability accounts, as recorded when material to the financial statements, are entirely the result of temporary differences.  Temporary differences represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation and amortization, allowance for doubtful accounts and vacation accruals.

As of September 30, 2007 and 2006, the deferred tax asset related to the Company’s net operating loss carryforward is fully reserved.  Due to the provisions of Internal Revenue Code Section 338, the Company may have no net operating loss carryforwards available to offset financial statement or tax return taxable income in future periods as a result of a change in control involving 50 percentage points or more of the issued and outstanding securities of the Company.

6.	Earnings (loss) per share

Basic earnings (loss) per share is computed by dividing the net income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the respective period presented in our accompanying financial statements.

Fully diluted earnings (loss) per share is computed similar to basic income (loss) per share except that the denominator is increased to include the number of common stock equivalents (primarily outstanding options and warrants).

Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method, at either the beginning of the respective period presented or the date of issuance, whichever is later, and only if the common stock equivalents are considered dilutive based upon the Company’s net income (loss) position at the calculation date.

At September 30, 2007 and 2006, and subsequent thereto, the Company’s issued and outstanding preferred stock is considered anti-dilutive due to the Company’s net operating loss position.

Note E - Fair Value of Financial Instruments

The carrying amount of cash, accounts receivable, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.

Interest rate risk is the risk that the Company’s earnings are subject to fluctuations in interest rates on either investments or on debt and is fully dependent upon the volatility of these rates.  The Company does not use derivative instruments to moderate its exposure to interest rate risk, if any.

Financial risk is the risk that the Company’s earnings are subject to fluctuations in interest rates or foreign exchange rates and are fully dependent upon the volatility of these rates.  The company does not use derivative instruments to moderate its exposure to financial risk, if any.

Signet International Holdings, Inc. and Subsidiary
(a development stage enterprise)
Notes to Consolidated Financial Statements - Continued
September 30, 2007 and 2006

Note F - Broadcast and Intellectual Properties Contract Payables

On April 20, 2007, the Company entered into a new purchase agreement with Freehawk for 100% of the rights to 21 television series to be produced by Freehawk exclusively for Signet.  The total consideration paid by the Company for these rights was 270,000 shares of restricted, unregistered common stock and a $50,000 promissory note.  Based on an independent third-party appraisal, the Company valued this transaction at approximately $2,870,625.  The common stock was issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and no underwriter was used in this transaction.

On May 22, 2007, the Company acquired the exclusive television rights to “Tales From The moe.Republic”, by John E. Derhak.  This full-length novel is in the process of being published and is currently being sold in an abridged, autographed limited edition through the website www.moerepublic.org.  Total consideration paid by the Company for these rights was 113,662 shares of restricted, unregistered common stock and a $25,000 promissory note.  Based on an independent third-party appraisal, the Company valued this transaction at approximately $1,136,600.  The common stock was issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and no underwriter was used in this transaction.

Note G - Income Taxes

The components of income tax (benefit) expense each of the nine month periods ended September 30, 2007 and 2006 and for the period from October 17, 2003 (date of inception) through September 30, 2007, are as follows:

	Nine Months ended	Nine Months ended	Period from October 17, 2003 (date of inception) through
	September 30,	September 30,	September 30,
	2007	2006	2007
Federal:
Current	$-	$-	$-
Deferred	-	-	-
	-	-	-
State:
Current	-	-	-
Deferred	-	-	-
		-	-
Total	$-	$-	$-

As of September 30, 2007, the Company has a net operating loss carryforward of approximately $639,000 for Federal and State income tax purposes..  The amount and availability of any future net operating loss carryforwards may be subject to limitations set forth by the Internal Revenue Code. Factors such as the number of shares ultimately issued within a three year look-back period; whether there is a deemed more than 50 percent change in control; the applicable long-term tax exempt bond rate; continuity of historical business; and subsequent income of the Company all enter into the annual computation of allowable annual utilization of the carryforwards.

(Remainder of this page left blank intentionally)

Signet International Holdings, Inc. and Subsidiary
(a development stage enterprise)
Notes to Consolidated Financial Statements - Continued
September 30, 2007 and 2006
Note G - Income Taxes - Continued

The Company's income tax expense (benefit) for each of the nine month periods ended September 30, 2007 and 2006 and for the period from October 17, 2003 (date of inception) through September 30, 2007, respectively, differed from the statutory federal rate of 34 percent as follows:

	Nine Months ended	Nine Months ended	Period from October 17, 2003 (date of inception) through
	September 30,	September 30,	September 30,
	2007	2006	2007

Statutory rate applied to income before income taxes	$(74,000)	$(166,000)	$(388,000)
Increase (decrease) in income taxes resulting from:
State income taxes	-	-	-
Timing of deductions for accrued compensation	49,000	18,000	143,000
Non-deductible consulting fees related to issuance
of common stock at less than “fair value”	-	43,000	62,000
Other, including reserve for deferred tax
asset and application of net operating loss carryforward	25,000	105,000	183,000

Income tax expense	$-	$-	$-

Temporary differences, consisting primarily of the prospective usage of net operating loss carryforwards and statutory deferrals of accrued compensation give rise to deferred tax assets and liabilities as of September 30, 2007 and 2006, respectively:

	September 30, 2007	September 30, 2006
Deferred tax assets
Net operating loss carryforwards	$217,000	$119,000
Timing of deductions for accrued compensation	143,000	69,000
Less valuation allowance	(360,000)	(188,000)
Net Deferred Tax Asset	$-	$-

Note H - Preferred Stock

On March 14, 2007, the Company formally designated a series of Super Preferred Stock of the Company’s 50,000,000 authorized shares of the capital preferred stock of the Corporation.  The designated Series A Convertible Super Preferred Stock (the "Series A Super Preferred Stock"), to consist of 5,000,00 shares, par value $.001 per share, which shall have the following preferences, powers, designations and other special rights:

Voting:Holders of the Series A Super Preferred Stock shall have ten votes per share held on all matters submitted to the shareholders of the Company for a vote thereon.  Each holder of these shares shall have the option to appoint two additional members to the Board of Directors.  Each share shall be convertible into ten (10) shares of common stock.

Dividends:
The holders of Series A Super Preferred Stock shall be entitled to receive dividends or distributions on a pro rata basis with the holders of common stock when and if declared by the Board of Directors of the Company.  Dividends shall not be cumulative.  No dividends or distributions shall be declared or paid or set apart for payment on the Common Stock in any calendar year unless dividends or distributions on the Series A Preferred Stock for such calendar year are likewise declared and paid or set apart for payment.  No declared and unpaid dividends shall bear or accrue interest.

Signet International Holdings, Inc. and Subsidiary
(a development stage enterprise)
Notes to Consolidated Financial Statements - Continued
September 30, 2007 and 2006

Note H - Preferred Stock - Continued

Liquidation Preference
Upon the liquidation, dissolution and winding up of the Company, whether voluntary or involuntary, the holders of the Series A Super Preferred Stock then outstanding shall be entitled to, on a pro-rata basis with the holders of common stock, distributions of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders.

The Board of Directors has the authority, without further action by the shareholders, to issue, from time to time, preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

On October 20, 2003, in conjunction with the formation and incorporation of Signet Entertainment Corporation, SIG issued 4,000,000 shares of preferred stock to the incorporating persons.   This transaction was valued at approximately $40,000, which approximates the value of the services provided.

On July 19, 2005, the Company issued 1,000,000 shares of preferred stock to an existing shareholder and Company officer for services related to the organization and structuring of the Company and it’s proposed business plan.  This transaction was valued at approximately $10,000, which approximates the value of the services provided.

Concurrent with the reverse merger transaction, these shareholders exchanged their Signet Entertainment Corporation preferred stock for equivalent shares of Signet International Holdings, Inc. Series A Super Preferred stock, as described above.

Note I - Common Stock Transactions

On October 17, 2003 and November 1, 2003, in connection with the incorporation and formation of the Company, an aggregate of approximately 3,294,000 shares of restricted, unregistered shares of common stock and were issued to various founding individuals.  This combined preferred stock and common stock issuances were collectively valued at approximately $40,810, which approximated the fair value of the time provided by the individuals and the related out-of-pocket expenses.

On June 16, 2004 and December 3, 2004, the Company sold, in three separate transactions to three unrelated individuals, an aggregate 70,000 shares of restricted, unregistered common stock for $35,000 cash.  These shares were sold pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and no underwriter was used any of the three transactions.

Between July 20, 2005 and August 26, 2005, Signet Entertainment Corporation sold an aggregate 57,000 shares of common stock to existing and new shareholders at a price of $0.01 per share for gross proceeds of approximately $570.  As this selling price was substantially below the “fair value” of comparable transactions, the Company recognized a charge to operations for consulting expense equivalent to the difference between the established “fair value” of $1.00 per share (as determined by the pricing in the September 2005 Private Placement Memorandum) and the selling price of $0.01 per share.

On September 9, 2005, the Company commenced the sale of common stock pursuant to a Private Placement Memorandum in a self-underwritten offering.  This Memorandum is offering for sale to persons who qualify as accredited investors and to a limited number of sophisticated investors, on a best efforts basis, up to 2,000,000 of our common shares at $1.00 per share, for anticipated gross proceeds of $2,000,000.  The common shares will be offered through the Company’s officers and directors on a best-efforts basis.  The minimum investment is $1,000, however, the Company might, at it’s sole discretion, accept subscriptions for lesser amounts.  Funds received from all subscribers will be released to the Company upon acceptance of the subscriptions by the Company’s management.  Through December 31, 2006, the Company has sold an aggregate 381,000 shares for gross proceeds of $381,000 under this Memorandum.

Signet International Holdings, Inc. and Subsidiary
(a development stage enterprise)
Notes to Consolidated Financial Statements - Continued
September 30, 2007 and 2006

Note I - Common Stock Transactions - Continued

On March 31, 2006, the Company repurchased 50,000 shares of common stock from the estate of a deceased shareholder which purchased said shares for $50,000 cash pursuant to the aforementioned September 2005 Private Placement Memorandum for $50,000 cash.  In June 2006, the Company’s Board of Directors cancelled these shares and returned them to unissued status.

On June 22, 2006, the Company issued 250,000 shares of unregistered, restricted common stock, valued at $0.50 per share or $125,000,  in payment of consulting fees.  As the  agreed-upon value of the services provided was less than the “fair value” of comparable transactions, the Company has recognized an additional charge to Consulting Fees equivalent to the difference between the established “fair value” of $1.00 per share (as determined by the pricing in the September 2005 Private Placement Memorandum) and the agreed-upon value of $0.50 per share in the corresponding line item in the Company’s Statement of Operations.

On April 16, 2007, the Company issued 270,000 shares of unregistered, restricted common stock for the acquisition of certain broadcast and other production rights.  These shares were sold pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and no underwriter was used in this transaction.

On May 2, 2007, the Company sold, in a private transaction, 6,800 shares of unregistered, restricted common stock at a price of $1.00 per share for cash.  These shares were sold pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and no underwriter was used in this transaction.

On May 22, 2007, the Company issued 113,662 shares of unregistered, restricted common stock for the acquisition of intellectual properties related to literary works.  These shares were sold pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and no underwriter was used in this transaction.

On August 30, 2007, the Company sold, in a private transaction, 12,500 shares of unregistered, restricted common stock at a price of $1.00 per share for cash.  These shares were sold pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and no underwriter was used in this transaction.

Note J - Commitments

Leased office space

The Company operates from leased office facilities at 205 Worth Avenue, Suite 316 Palm Beach, FL 33480 under an operating lease.  The lease agreement was originally expired to expire in July 2009 and has been subsequently amended to a month-to-month basis.  The lease requires monthly payments of approximately $928.  The Company is not responsible for any additional charges for common area maintenance.

The Company also reimburses two non-executive personnel and one executive officer for the use of their personal home offices, which are not exclusive to the Company’s business, at approximately $250 per month.  These agreements are on a month-to-month basis.

For the respective years ended December 31, 2006 and 2005, the Company paid an aggregate of $34,755 and $16,738 for rent under these agreements.

Triple Play Management Agreement

On October 23, 2003, Signet Entertainment entered into a Management Agreement with Triple Play Media Management (Triple Play) of Peoria, Arizona.  Triple Play is engaged to be the management company to manage and operate any acquired Signet facility (facilities) on a permanent basis for Signet for a period of ten years (the initial period) with an automatic extension of an additional ten years unless the dissenting party gives proper notice.

Signet International Holdings, Inc. and Subsidiary
(a development stage enterprise)
Notes to Consolidated Financial Statements - Continued
September 30, 2007 and 2006

Note J - Commitments - Continued

Triple Play Management Agreement - continued

To facilitate this Management Agreement, Signet will endeavor to raise capital contributions through a Private Placement Offering, Regulation 506 and /or a Public Offering and show evidence of the total capital funds required for the establishment of the Network including providing funds for the budgeted operations of the business for the term of this agreement plus extensions. Signet will also provide a minimum of 17,500 square feet of permanent structure (connector facility), fully equipped to accommodate full- service television studios, sound stages and various production equipment within completely air-conditioned and heated work places and mobile modular production unit (s) fully equipped and a Eutelsat satellite Hot Bird and delivery system.  Triple Play will, in turn, perform the following actions:  a) acquire and maintain various licenses; b) compliance with local ordinances and state laws; c) maintain complete books of account, which shall comply with requirements of any governmental agency including all Federal Communications commission (FCC) regulations; d),provide an annual budget to Signet, addressing all operating activities, including a reserve for repairs, refurbishment, and replacements to maintain the premises and equipment in good condition; e) make no expenditures other than those items provided in an annual budget; f) maintain books and records to be made available to Signet representatives; g) have complete creative control and authority to determine all matters concerning decor, design, arrangement, format and all production presentations including creative design, absolute control and discretion with respect to the operation of the premises; and h) be responsible for all necessary and proper insurances safeguarding against all reasonably foreseeable risks on a replacement cost basis of coverage to both parties , the business and its assets.

Upon Signet’s raising the necessary required funding through a secondary offering, Signet will begin funding the working capital requirements of Triple Play for a share of Triple Play’s profit.  The working capital commitment is based on mutually agreed budgets and is projected to amount approximately $15 million, inclusive of management fees.  This advance of management fees would be drawn down by Triple Play over approximately the first 12 months of its operations which would begin once Signet has access to the secondary offering funding.  This advance will be recovered by Signet from Triple Play’s future cash flows.  In return, Signet will receive 87.5 % of Triple Play’s monthly gross revenues less Triple Play’s  monthly operating expenses.

For the services, Triple Play shall render to Signet, Signet shall pay management fees to Triple Play based upon Triple Play’s gross revenues, as follows: a) 12% of Triple Play’s gross revenues, provided that Triple Play realizes a minimum pre tax net profit of 25%, plus b) ½% (one half percent) of Triple Play’s gross revenues for Triple Play’s costs of licenses and permits for international air waves and feeds duties and taxes, satellite transmission links, down links, including earth stations.  The fees in a) and b), noted above, shall become due from Signet within 90 days after the close of each calendar year based on a determination by independently prepared Certified Public Accountants’ reports. These reports will account for advances Signet has made.

Triple Play’s Chief Executive Officer, Richard Grad, one of Signet’s founding shareholders, will be paid by Signet, a signing bonus of $50,000 upon the funding of a future Signet offering.  Signet will also pay to Mr. Grad the following annual compensation during the entire term of this agreement, including extensions thereto:  1) a guaranteed annual salary of $200,000.(Two Hundred Thousand), per year payable at the beginning of each month at the rate of twelve equal installments and will be subsequently deducted from each annual management fee settlement noted above; 2) an allowance of $1,500 for moving and relocation expenses and 3) ordinary and reasonable employee benefits related to health insurance.  It is specifically noted that Mr. Grad will function solely as an independent contractor representing Triple Play and will not be construed as a Signet employee.

Signet International Holdings, Inc. and Subsidiary
(a development stage enterprise)
Notes to Consolidated Financial Statements - Continued
September 30, 2007 and 2006

Note J - Commitments - Continued

Big Vision Management Contract

On July 22, 2005, Signet Entertainment entered into a Management Agreement with Big Vision Studios,  a Nevada Limited Liability Company (Big Vision) located in both Las Vegas, Nevada and Burbank, California whereby Big Vision will be the exclusive supplier of High Definition Equipment and Studio rental for Signet.  This agreement is for a period of one (1) year, commencing with the submission by Signet’s of evidence of the total capital funds required for the establishment of Signet’s Network including providing funds for the budgeted operations of the business for the term of this agreement plus extensions to Big Vision, with an automatic extension of an additional five years unless the dissenting parry gives proper notice.  Signet has agreed to pay a reduced fee to Big Vision, at a discount negotiated off of Big Vision’s published standard rate card, for the first year of Signer’s operations.  After the initial year, Signet has agreed to pay Big Vision based on Big Vision’s published standard rate card  at that point in time  plus an additional 15% in consideration of Big Vision’s concession in rates for the first year.  Signet has agreed to continue paying pursuant to Big Vision’s published standard rate card plus 15% for as long as this agreement is in place.  All fees will be paid as they become due and payable according to Big Vision’s requirements.

(Remainder of this page left blank intentionally)

SIGNET INTERNATIONAL HOLDINGS, INC.

479,700 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

UNTIL _____________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.                                            INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Business Corporation Law of the State of Delaware provides that any corporation shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent if such corporate agent acted in good faith and in the best interest of the corporation and with respect to any criminal proceeding, such corporate agent has no reasonable cause to believe his conduct was unlawful.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

Our certificate of incorporation provides in effect for the elimination of the liability of directors to the extent permitted by the DGCL.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933.Insofar as indemnification for liabilities arising under the Securities Act of1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$30.93
Transfer Agent Fees (1)	$1,600.00
Accounting fees and expenses (1)	$5,500.00
Legal fees and expenses (1)	$15,000.00
Total(1)	$22,130.93

(1)                   Estimated

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES

On February 2, 2005, we issued 100,000 shares to Scott Raleigh for services rendered as our founder. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, and manner of the offering and number of shares offered. In addition, no general solicitation or advertising was used. We did not undertake an offering in which we sold a high number of shares to a high number of investors.

In addition, Scott Raleigh had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction. On July 8, 2005, Scott Raleigh transferred the 100,000 shares to Signet Entertainment Corporation for a cash purchase price of $36,000 pursuant to a stock purchase agreement and pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933.

On September 8, 2005, we issued a total of 3,421,000 common shares to sixty-two (62) shareholders and 5,000,000 preferred shares to three (3) shareholders pursuant to the Stock Purchase Agreement and Share Exchange between us and Signet Entertainment Corporation. Such shares were issued on a one-for-one basis and were valued at par value of $0..001 for a total of $5,000. These shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. The following sets forth the identity of the class of persons to whom we issued shares pursuant to the share exchange and the amount of shares for each shareholder:

Shareholder	Common Shares	Preferred Shares
BARRY ABRAMS MDPA PROFIT SHARING PLAN	50,000	-
BASSET, ROBERT C.	1,000	-
BOMMARITO, GRACE	1,000	-
BOOKOUT, MELISSA	1,000	-
BOSTICK, BOBBY T.	1,000	-
BROWN, BARBRA J.	1,000	-
BROWN, DONALD D.	1,000	-
COLARUSSO, PETER & JUDY	20,000	-
COLLADO, ROSA MARIA	1,000	-
CURTIS, JOHN J.	1,000	-
DAMPIER, JOSEPHINE M.L.	1,000	-
DELICH, DOROTHY E.	1,000	-
DEMBLIN, AUGUST	76,000	-
DERHAK, JOHN E.	1,000	-
DERHAK, WENDY	1,000	-
DOHRN, WALTER	10,000	-
DONALDSON, THOMAS	601,000	1,000,000
ENRIGHT, COEN W.	51,000	-
FOX, STEVEN A.	26,000	-
FRALEY, ELWIN E.	1,000	-
FREEMAN, ROBERT LEE	51,000	-
GANDIAGA, ANDIKONA	1,000	-
GANDIAGA, PATXI	1,000	-
GARZA, IRENE G.	1,000	-
GARZA, JAIME	101,000	-
GARZA, JOSE L.	1,000	-
GARZA, VICTOR HUGO	1,000	-
GELFAND, HOWARD	1,000	-
GILLETTE, F. WARRINGTON	1,000	-
GONZALES, VICTOR HUGO	50,000	-
GRAD, GARY MICHAEL	151,000	-
GRAD, RICHARD	401,000	-
GRAD, STEVEN	51,000	-
GUERRICAECHEBARRIA, CHRISTINE	1,000	-
HACKING, H. LYNN	51,000	-
HARAKAS, ANNETTE	1,000	-
HILLABRAND, HOPE E.	501,000	1,500,000
KAUFMAN, MAX	1,000	-

LAGROTTERIA, JAMES	1,000	-
LAUDATI, DINO (1)	1,000	-
LETIZIANO, ERNESTO W.	900,000	2,500,000
LONG, JANET G.	1,000	-
MCNEILL, TOM	1,000	-
MELNICK, A MICHAEL & ILENE B. JTWROS	1,000	-
O’NEILL, TOMMY	51,000	-
PREWITT, PAUL A.	1,000	-
RIDER, TIM	1,000	-
ROWAN, WILLIAM R.	1,000	-
SEGAR-RHODES, JUDY A.	1,000	-
SHUGAR, GERALD	1,000	-
SNYDER, JOANN	1,000	-
SNYDER, THOMAS S.	51,000	-
SOWERS, DAVID W.	1,000	-
SOWERS, GERALD W.	1,000	-
SOWERS, JOYCE A.	1,000	-
SOWERS-GANDIAGA, PEGGY	151,000	-
STERN, BARBRA	1,000	-
TORRENCE, SUSAN L.	1,000	-
VELASCO, FERNANDO	1,000	-
WITTELSBACH, BURKNARD	10,000	-
WOLFSKEIL, ALYSIA	26,000	-
WOLFSKEIL, RICHARD	1,000	-

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. No general solicitation or general advertising were used in connection with this offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. Each investor completed a questionnaire confirming that such investor was sophisticated and has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of the prospective investment or we reasonably believed immediately prior to making the sale that the purchasers met this description. In addition, each of these investors were friends or colleagues of Ernie Letiziano, our sole officer and director, and therefore Mr. Letiziano was aware that each of these investors were sophisticated. These shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In September 2005 we commenced a Regulation D, Rule 506 Offering which was completed on January 2006 in which we issued a total of 381,000 shares of our common stock in exchange for cash consideration to eight (8) shareholders at a price per share of $1.00 for an aggregate offering price of $381,000. The following sets forth the identity of the persons to whom we sold these shares and the amount of shares for each shareholder:

Shareholder	Common Shares
BARRY ABRAMS MDPA PROFIT SHARING PLAN	100,000
GOFF FAMILY HOLDINGS, LP	50,000
HENNINGSEN, ROBERT C. AND KATHLEEN A JTWROS	54,000
KILEY, ROBERT	10,000
KILEY, ROBERT AND SUSAN JTWROS	65,000
MADORE, DANIEL R. AND LAURIE A. JT TEN	50,000
MEYERS, RON	50,000
ROWAN, WILLIAM R. AND JANET LONG TIC	2,000

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933.In accordance with Section 230.506 (b) (1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
Each investor received a copy of our private placement memorandum and completed a questionnaire and confirmed that they were either “accredited” or “sophisticated” investors as defined in Rule 501 of Regulation D. Of the 8 subscribers, 6 were “accredited investors” and 2 were “sophisticated investors.” Each investor completed a questionnaire confirming that such investor was sophisticated and has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of the prospective investment or we reasonably believed immediately prior to making the sale that the purchasers met this description.

(C)	Our management was available to answer any questions by prospective purchasers;

(D)	Shares issued in connection with in this offering were restricted under Rule 4(2) and certificates indicating ownership of such shares bore the appropriate legend.

All shares purchased in the Regulation D Rule 506 offering completed in May 2006 were restricted in accordance with Rule 144 of the Securities Act of 1933.

On March 31, 2006, the Company repurchased 50,000 shares of common stock from the estate of a deceased shareholder which purchased said shares pursuant to the aforementioned Regulation D Rule 506 offering completed in May 2006 for $50,000 cash.

On June 22, 2006, the Company issued 250,000 shares of unregistered, restricted common stock, valued at $0.50 per share or $125,000, in payment of consulting fees to Ruth J. Latini Trust based upon a consulting agreement with Merriam Joan Handy for services including aiding us in developing a marketing plan, providing assistance and expertise in an advertising campaign and assisting us with press releases. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. No general solicitation or general advertising were used in connection with this offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors.

In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On August 30, 2007, the Company sold, in a private transaction, 12,500 shares of unregistered, restricted common stock at a price of $1.00 per share for cash.  These shares were sold pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and no underwriter was used in this transaction.  The net remaining proceeds of above transactions remain in the Company’s bank accounts as of September 30, 2007 and are to be used in future periods for working capital purposes.

ITEM 27.                      EXHIBITS.

Method of Filing	Exhibit Number	Exhibit Title

Incorporated by reference to Exhibit 2.1 to Amendment to Form 8k filed on July 12, 2005 (File No. 000-51185)	2.1	Stock Purchase Agreement dated July 8, 2005 between Scott Raleigh and Signet Entertainment Corporation.

Incorporated by reference to the exhibit filed Amendment to Form 8k filed on March 3, 2006 (File No. 000-51185).	2.2	First Amendment to Stock Purchase Agreement and Share Exchange dated September 8, 2005 between Signet International Holdings, Inc. and Signet Entertainment Corporation.

Incorporated by reference to Exhibit 2.3 to Form SB-2 filed on September 22, 2006 (File No. 333-134665)	2.3	Final Amendment to Stock Purchase Agreement and Share Exchange dated September 8, 2005 between Signet International Holdings, Inc. and Signet Entertainment Corporation.

Incorporated by reference to Exhibit 3.1 to Form SB-2 filed on September 22, 2006 (File No. 333-134665)	3.1	Restated Certificate of Incorporation of Signet International Holdings, Inc.

Incorporated by reference to Exhibit 3.2 to Form SB-2 filed on June 2, 2006 (File No. 333-134665)	3.2	By-Laws

Incorporated by reference to Exhibit 3.3 to Form SB-2 filed on November 6, 2006 (File No. 333-134665)	3.3	Resolution regarding pre-incorporation contracts.

	5.1	Opinion and Consent of Anslow & Jaclin, LLP

Incorporated by reference to Exhibit 10.3 to Amendment No. 2 to Form SB-2 filed on September 22, 2006 (File No. 333-134665)	10.1	Management Agreement with Triple Play Media, Inc.

Incorporated by reference to Exhibit 10.2 to Form SB-2 filed on June 2, 2006 (File No. 333-134665)	10.2	Management Agreement with Big Vision, Inc.

Incorporated by reference to Exhibit 10.3 to Form SB-2 filed on June 2, 2006 (File No. 333-134665)	10.3	Screenplay Purchase Agreement with FreeHawk Productions, Inc. (rescinded)

Incorporated by reference to Exhibit 10.3 to Amendment No. 2 to Form SB-2 filed on September 22, 2006 (File No. 333-134665)	10.4	Mutual Agreement to Rescind Agreement with FreeHawk Productions, Inc.

Incorporated by reference to Exhibit 10.3 to Amendment No. 2 to Form SB-2 filed on September 22, 2006 (File No. 333-134665)	10.5	Landlord Letter

	10.6	Intentionally left Blank
Incorporated by reference to Exhibit 10.1 to Form 8-K filed on November 6, 2007 (File No. 000-51185)	10.7	Investment Agreement Dated November 5, 2007, by and between the Company and Dutchess Private Equities Fund, Ltd.
Incorporated by reference to Exhibit 10.2 to Form 8-K filed on November 6, 2007 (File No. 000-51185)	10.8	Registration Rights Agreement dated November 5, 2007, by and between the Company and Dutchess Private Equities Fund, Ltd.
Incorporated by reference to Exhibit 23.1 to Form 8-K filed on November 20, 2005 (File No. 000-51185).	16.1	Letter from Gately & Associates, LLC

Incorporated by reference to Exhibit 21.1 to Form SB-2 filed on June 2, 2006 (File No. 333-134665)	21.1	List of Subsidiaries

	23.2	Consent of S.W. Hatfield, CPA

ITEM 28.                      UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(a)	Rule 415 Offering Undertaking:

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.
For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to he purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(a)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (Sec. 230. 424);

	(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(c)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

	(d)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b)	Rule 430A under the Securities Act undertaking:

The undersigned registrant hereby undertakes:

1.
For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act (Sec. 230. 424(b)(1), (4) or 230. 497(h)) as part of this registration statement as of the time the Commission declared it effective.

2.
For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser:

1.	If the small business issuer is relying on Rule 430B (ss. 230. 430B of this chapter):

(i)
Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) (ss. 230. 424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (ss. 230. 424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (ss. 230. 415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

2.
If the small business issuer is subject to Rule 430C (ss. 230. 430C of this chapter), include the following: Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Palm Beach, State of Florida on November 29, 2007.

By:	/s/ Ernest W. Letiziano
Ernest W. Letiziano President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, and Director

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Ernest W. Letiziano, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

By:	/s/ Ernest W. Letiziano
Ernest W. Letiziano President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, and Director

Dated: November 29, 2007